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Exhibit 10.1

CREDIT AGREEMENT
[US/Canada Facilities]

PLAINS ALL AMERICAN PIPELINE, L.P., as US Borrower,

PMC (NOVA SCOTIA) COMPANY and PLAINS MARKETING CANADA, L.P.,
as Canadian Borrowers,

BANK OF AMERICA, N.A.,

as Administrative Agent,

BANK OF AMERICA, N.A., acting through its Canada Branch,

as Canadian Administrative Agent,

WACHOVIA BANK, NATIONAL ASSOCIATION and BANK ONE, NA,
as Co-Syndication Agents,

FORTIS CAPITAL CORP., CITIBANK, N.A. and BNP PARIBAS,
as Co-Documentation Agents,

and CERTAIN FINANCIAL INSTITUTIONS, as Lenders

$750,000,000 Revolving Credit Facility

BANC OF AMERICA SECURITIES LLC and

WACHOVIA CAPITAL MARKETS, LLC,

as Joint Lead Arrangers and Joint Book Managers

November 2, 2004

i

Schedules and Exhibits:
Schedule I—Facility Fees and Applicable Margin
Schedule II—Commitments and Pro Rata Shares
Schedule III—Disclosure Schedule
Schedule 10.3—Administrative Agent's Office; Certain Addresses for Notices
Exhibit A-1—US Note
Exhibit A-2—Canadian Note
Exhibit B-1—US Borrowing Notice
Exhibit B-2—Canadian Borrowing Notice
Exhibit C-1—US Continuation/Conversion Notice
Exhibit C-2—Canadian Continuation/Conversion Notice
Exhibit D—Certificate Accompanying Financial Statements
Exhibit E-1—Opinion of In-House Counsel for Restricted Persons
Exhibit E-2—Opinion of Fulbright & Jaworski L.L.P., Counsel for Restricted Persons
Exhibit E-3—Opinion of Bennett Jones, Canadian Counsel for Restricted Persons
Exhibit F—Assignment and Assumption Agreement

CREDIT AGREEMENT
[US/Canada Facilities]

        THIS CREDIT AGREEMENT [US/Canada Facilities] is made as of November 2, 2004, by and among PLAINS ALL AMERICAN PIPELINE, L.P., a Delaware limited partnership ("US Borrower"), PMC (NOVA SCOTIA) COMPANY, a Nova Scotia unlimited liability company, and PLAINS MARKETING CANADA, L.P., an Alberta limited partnership (each a "Canadian Borrower" and collectively, the "Canadian Borrowers"), BANK OF AMERICA, N.A., as administrative agent (in such capacity, "Administrative Agent"), BANK OF AMERICA, N.A., acting through its Canada Branch, as Canadian administrative agent (in such capacity, "Canadian Administrative Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION and BANK ONE, NA, as co-syndication agents (in such capacity, "Co-Syndication Agents"), FORTIS CAPITAL CORP., CITIBANK, N.A. and BNP PARIBAS, as co-documentation agents (in such capacity, "Co-Documentation Agents"), BANC OF AMERICA SECURITIES LLC AND WACHOVIA CAPITAL MARKETS, LLC, as joint lead arrangers and joint book managers (in such capacity, "Joint Lead Arrangers and Book Managers") and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

W I T N E S S E T H

        In consideration of the mutual covenants and agreements contained herein and in consideration of the loans which may hereafter be made by Lenders and the Letters of Credit which may be made available by LC Issuers to Borrowers and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.—Definitions and References

        Section 1.1.    Defined Terms.    As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

        "Acquisition Period" means the period beginning, at the election of US Borrower, with the funding date of the purchase price for a Specified Acquisition and ending on the earliest of (a) the third following Fiscal Quarter end, (b) US Borrower's receipt of proceeds of a Specified Equity Offering; and (c) US Borrower's election in writing to terminate such Acquisition Period (provided, at the time of such election, the Debt Coverage Ratio shall not, on a pro forma basis, exceed 4.75 to 1.00); provided, however, if the Debt Coverage Ratio exceeds 4.75 to 1.00 at the end of the Fiscal Quarter ending next following such funding date, then the Acquisition Period shall be deemed to have commenced as of such funding date; provided, further, during any Acquisition Period, no additional Acquisition Period shall commence, nor shall such Acquisition Period be extended, by any subsequent Specified Acquisition until the current Acquisition Period shall have expired and US Borrower shall be in compliance with Section 7.8(ii).

        "Administrative Agent" means Bank of America, N.A., as Administrative Agent hereunder, and its successors in such capacity.

        "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the relevant Agent.

        "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

        "Agent" means (i) with respect to US Loans, Administrative Agent, (ii) with respect to Canadian Loans, Canadian Administrative Agent, and (iii) their respective successors in such capacity.

        "Agreement" means this Credit Agreement.

        "All American" means Plains Pipeline, L.P., a Texas limited partnership.

        "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on such Lender's Administrative Questionnaire or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent or Canadian Administrative Agent, as applicable, and US Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

        "Applicable Margin" means, as to any Type of Loan, the percent per annum set forth on Schedule I as the "Applicable Margin" for such Type of Loan, based on the Applicable Rating Level in effect on such date. Changes in the Applicable Margin will occur automatically without prior notice as changes in the Applicable Rating Level occur. Administrative Agent will give notice promptly to Borrowers, Canadian Administrative Agent and Lenders of changes in the Applicable Margin.

        "Applicable Rating Level" means for any day, the level set forth below that corresponds to the PAA Debt Rating by the Ratings Agencies applicable on such day; provided, in the event the PAA Debt Rating by the Ratings Agencies differs by one level, the higher PAA Debt Rating shall apply; provided further, in the event the PAA Debt Rating by the Ratings Agencies differs by more than one level, the PAA Debt Rating one level above the lower PAA Debt Rating shall apply. As used in this definition, ">"means a rating equal to or more favorable than and "<" means a rating less favorable than.

Rating Level	S&P	Moody's
Level I	>BBB+	>Baa1
Level II	BBB	Baa2
Level III	BBB-	Baa3
Level IV	<BBB-	<Baa3

If either of the Rating Agencies shall not have in effect a PAA Debt Rating or if the rating system of either of the Rating Agencies shall change, or if either of the Rating Agencies shall cease to be in the business of rating corporate debt obligations, US Borrower and Majority Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency, but until such an agreement shall be reached, the Applicable Rating Level shall be based only upon the PAA Debt Rating by the remaining Rating Agency.

        "Approved Fund" means any Fund that is solely administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

        "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit F.

        "BA Discount Rate" means, in respect of a BA being accepted by a Canadian Lender on any date, (i) for a Canadian Lender that is listed in Schedule I to the Bank Act (Canada), the average bankers' acceptance rate as quoted on Reuters CDOR page (or such other page as may, from time to time, replace such page on that service for the purpose of displaying quotations for bankers' acceptances accepted by leading Canadian financial institutions) at approximately 10:00 a.m. (Toronto, Ontario time) on such drawdown date for bankers' acceptances having a comparable maturity date as the maturity date of such BA (the "CDOR Rate"); or, if such rate is not available at or about such time, the average of the bankers' acceptance rates (expressed to five decimal places) as quoted to the Canadian Administrative Agent by the Schedule I BA Reference Banks as of 10:00 a.m. (Toronto, Ontario time) on such drawdown date for bankers' acceptances having a comparable maturity date as the maturity date of such BA; and (ii) for a Canadian Lender that is listed in Schedule II to the Bank Act (Canada) or a Canadian Lender that is listed in Schedule III to the Bank Act (Canada) that is not subject to the restrictions and requirements referred to in subsection 524 (2) of the Bank Act (Canada), the rate established by the Canadian Administrative Agent to be the lesser of (A) the CDOR Rate plus 10 Basis Points and (B) the average of the bankers' acceptance rates (expressed to five decimal places) as quoted to the Canadian Administrative Agent by the Schedule II BA Reference Banks or Schedule III BA Reference Banks as of 10:00 a.m. (Toronto, Ontario time) on such drawdown date for bankers' acceptances having a comparable maturity date as the maturity date of such BA.

        "BA Equivalent Advance" means a Canadian Advance provided hereunder by a Canadian Lender in lieu of accepting and purchasing a BA pursuant to Section 2.12(f).

        "Bankers' Acceptance" or "BA" means a non-interest bearing bill of exchange on a Canadian Lender's usual form (or a bill of exchange within the meaning of the Bill of Exchange Act Canada), or a depository bill within the meaning of the Depository Bills and Notes Act (Canada), denominated in Canadian Dollars, drawn by or on behalf of either Canadian Borrower, for a term selected by such Canadian Borrower of either one, two, three or six months (as reduced or extended by Canadian Administrative Agent, acting reasonably, to allow the maturity thereof to fall on a Business Day) payable in Canada, and accepted by a Canadian Lender in accordance with this Agreement.

        "Bankruptcy and Insolvency Act (Canada)" means the Bankruptcy and Insolvency Act, S.C. 1992, c. 27, including the regulations made and, from time to time, in force under that Act.

        "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by the Reference Bank as its "prime rate." The "prime rate" is a rate set by the Reference Bank based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Reference Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

        "Base Rate Loan" means a US Loan to US Borrower which does not bear interest at a rate based upon the Eurodollar Rate.

        "Board" shall have the meaning given that term in clause (i) of the definition of the term "Change of Control."

        "Borrowers" means, collectively, US Borrower, each Canadian Borrower and their successors and assigns, in each case, so long as it is permitted to borrow hereunder or request the issuance of a Letter of Credit; "Borrower" means, individually, any of such Persons.

        "Borrowing" means a borrowing of new Loans of a single Type pursuant to Section 2.2 or a Continuation or Conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.3 or the acceptance or purchase by Canadian Lenders of Bankers' Acceptances issued by either Canadian Borrower under Section 2.12.

        "Borrowing Notice" means a written or telephonic request, or a written confirmation, made by a Borrower which meets the requirements of Section 2.2.

        "Business Day" means: (i) with respect to Canadian Obligations a Canadian Business Day, and (ii) with respect to all other Obligations, a US Business Day.

        "Canadian Administrative Agent" means Bank of America, N.A., acting through its Canada branch, as Canadian Administrative Agent hereunder, and its successors in such capacity.

        "Canadian Advances" has the meaning given to such term in Section 2.1(c).

        "Canadian Allocated Commitment" means, as to each Lender, its, its Canadian branch's or its Affiliate's Canadian Percentage Share as set forth opposite such Lender's, Canadian branch's or Affiliate's name on Schedule II or in the Assignment and Assumption pursuant to which such Lender, Canadian branch or Affiliate becomes a party hereto, as applicable, of the Canadian Allocated Total Commitment.

        "Canadian Allocated Maximum Total Commitment" means the aggregate maximum Canadian Allocated Commitments of all Lenders, their Canadian branches or Affiliates as set forth opposite such Lender's, Canadian branch's or affiliate's name on Schedule II or in the Assignment and Acceptance pursuant to which such Lender, Canadian branch or affiliate becomes a party hereto, as applicable, as may be increased pursuant to Section 2.1(d).

        "Canadian Allocated Total Commitment" means the aggregate amount of the US Commitments allocated by US Borrower from time to time as the Canadian Allocated Total Commitment pursuant to Section 2.1(b), not to exceed the Canadian Allocated Maximum Total Commitment.

        "Canadian Allocation Period" means any time during which either (a) US Borrower has allocated any portion of the US Commitments as the Canadian Allocated Total Commitment pursuant to Section 2.1(b) or (b) the Canadian Total Outstanding Amount exceeds zero.

        "Canadian Borrowers" means collectively, until termination of US Borrower's right to allocate a portion of the US Total Committed Amount as the Canadian Allocated Total Commitment, PMC (Nova Scotia) Company, a Nova Scotia unlimited liability company, and Plains Marketing Canada, L.P., an Alberta limited partnership; "Canadian Borrower" means, individually, either of such Persons.

        "Canadian Business Day" means any day, other than a Saturday, Sunday or day which shall be in the Provinces of Ontario, Quebec or Alberta a legal holiday or day on which banking institutions are required or authorized to close. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which commercial banks settle payments in London.

        "Canadian Commitment" means, as to each Canadian Lender, its obligation during a Canadian Allocation Period to (a) make Canadian Advances to either Canadian Borrower pursuant to Sections 2.1(c), and (b) purchase participations in Canadian LC Obligations pursuant to Section 2.10(c) in an aggregate principal amount at any one time outstanding not to exceed such Canadian Lender's Canadian Allocated Commitment.

        "Canadian Commitment Fee Rate" means, on any day during a Canadian Allocation Period, the rate per annum set forth on Schedule I as the "Canadian Commitment Fee Rate" based on the Applicable Rating Level on such date. Changes in the applicable Canadian Commitment Fee Rate will occur automatically without prior notice as changes in the Applicable Rating Level occur. Administrative Agent will give notice promptly to Canadian Borrowers and Canadian Lenders of any change (and its effective date) in the Applicable Rating Level and the applicable Canadian Commitment Fee Rate.

        "Canadian Dollars" and "C$" means the lawful currency of Canada.

        "Canadian LC Issuer" means Bank of America, N.A., acting through its Canada branch, in its capacity as the issuer of Canadian Letters of Credit hereunder, and its successors in such capacity. Canadian Administrative Agent may, with the consent of Canadian Borrowers and the Canadian Lender in question, or a Canadian Borrower may, with the consent of Canadian Lender in question and notice to the Canadian Administrative Agent, appoint any Canadian Lender hereunder as a Canadian LC Issuer in place of or in addition to Bank of America, N.A., acting through its Canada Branch.

        "Canadian LC Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Canadian Letters of Credit plus the aggregate outstanding amount of all Unreimbursed Amounts with respect to Canadian Letters of Credit that are not fully refinanced by a Canadian Advance and, without duplication, all LC Borrowings with respect to Canadian Letters of Credit. For all purposes of this Agreement, if on any date of determination a Canadian Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Canadian Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

        "Canadian Lenders" means, during a Canadian Allocation Period, each signatory hereto designated as a Canadian Lender and the successors and permitted assigns of each such party as holder of a Canadian Note.

        "Canadian Lender Parties" means Canadian Administrative Agent, Canadian LC Issuer, and Canadian Lenders.

        "Canadian Letter of Credit" means any standby letter of credit issued by Canadian LC Issuer hereunder at the application of either Canadian Borrower pursuant to Section 2.10.

        "Canadian Letter of Credit Fee Rate" means, on any day during a Canadian Allocation Period, the rate per annum set forth on Schedule I as the "Canadian LC Fee Rate" based on the Applicable Rating Level on such date. Changes in the applicable Canadian Letter of Credit Fee Rate will occur automatically without prior notice as changes in the Applicable Rating Level occur. Administrative Agent will give notice promptly to Canadian Administrative Agent of any change (and its effective date) in the Applicable Rating Level, and Canadian Administrative Agent will in turn give notice promptly to Canadian Borrowers and Canadian Lenders of such change in the Applicable Rating Level and the applicable Canadian Letter of Credit Fee Rate.

        "Canadian Loans" has the meaning given such term in Section 2.1(c) hereof.

        "Canadian Notes" has the meaning given such term in Section 2.1(c) hereof.

        "Canadian Obligations" means all Liabilities from time to time owing by any Restricted Person to any Lender Party under or pursuant to any of the Canadian Advances, Canadian Notes and Canadian Letters of Credit, including all Canadian LC Obligations owing thereunder, or under or pursuant to any guaranty of the obligations of either Canadian Borrower under the Loan Documents. "Canadian Obligation" means any part of the Canadian Obligations.

        "Canadian Percentage Share" means:

          (a)   at any time the US Commitments remain outstanding and not during a Canadian Allocation Period, with respect to each Lender, the Canadian Percentage Share of such Lender, its Canadian branch or affiliate set forth opposite such Lender's, Canadian branch's or affiliate's name on Schedule II or in the Assignment and Assumption pursuant to which such Lender, Canadian branch or affiliate becomes a party hereto;

          (b)   at any time the Canadian Commitments remain outstanding and during a Canadian Allocation Period, with respect to each Canadian Lender, a fraction (expressed as a percentage, carried out to the sixth decimal place), the numerator of which is the amount of the Canadian Commitment of such Canadian Lender at such time and the denominator of which is the amount of the Canadian Allocated Total Commitment at such time; and

          (c)   upon the termination of the US Commitments and Canadian Commitments pursuant to Section 8.1, with respect to each Canadian Lender, a fraction (expressed as a percentage, carried out to the sixth decimal place), the numerator of which is:

          the sum of

            (i)    the Outstanding Amount of Canadian Advances of such Canadian Lender plus

            (ii)   an amount equal to (A) the Outstanding Amount of Canadian Advances of such Canadian Lender divided by (B) the Outstanding Amount of Canadian Advances of all Canadian Lenders times (C) the Outstanding Amount of all Canadian LC Obligations, and

the denominator of which is the Canadian Total Outstanding Amount.

The initial Canadian Percentage Share of each Lender, its Canadian branch or affiliate is set forth opposite the name of such Lender on Schedule II or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

        "Canadian Prime Rate" means on any day a fluctuating rate of interest per annum equal to the higher of (i) the rate of interest per annum most recently announced by Canadian Administrative Agent as its reference rate for Canadian Dollar commercial demand loans made to a Person in Canada; and (ii) Canadian Administrative Agent's discount rate for Bankers' Acceptances having a maturity of one month plus one-half percent (0.5%) per annum. Changes in the Canadian Prime Rate resulting from changes in the foregoing described reference rate or discount rate shall take place immediately without notice or demand of any kind.

        "Canadian Prime Rate Loan" means a Canadian Loan which bears interest at a rate based upon the Canadian Prime Rate.

        "Canadian Total Committed Amount" means, at any time, the sum of the aggregate amount of the Canadian Commitments at such time.

        "Canadian Total Outstanding Amount" means, at any time, the sum of (i) the Outstanding Amount of Canadian Advances at such time plus (ii) the Outstanding Amount of Canadian LC Obligations.

        "Canadian US Dollar Base Rate" means for a day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the rate of interest per annum most recently established by Canadian Administrative Agent as its reference rate for US Dollar commercial loans made to a Person in Canada. Any change in the Canadian US Dollar Base Rate due to a change in the Canadian Administrative Agent's reference rate shall be effective on the effective date of such change.

        "Canadian US Dollar Base Rate Loan" means a US Dollar-denominated Canadian Loan to a Canadian Borrower which does not bear interest at a rate based upon the Eurodollar Rate.

        "Capital Lease" means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

        "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

        "Cash and Carry Purchases" means purchases of Petroleum Products for physical storage or in storage or in transit in pipelines which has been hedged by either a NYMEX contract, an OTC contract or a contract for physical delivery.

        "Cash Collateralize" has the meaning specified in Section 2.10(g).

        "Cash Equivalents" means Investments in:

          (a)   marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or the federal government of Canada or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America or the federal government of Canada, as the case may be;

          (b)   demand deposits and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, (i) with any office of any Lender or (ii) with a domestic office of any national, state or provincial bank or trust company which is organized under the Laws of the United States of America or any state therein, or the federal government of Canada or any province therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose long term certificates of deposit are rated at least Aa3 by Moody's or AA- by S&P;

          (c)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsection (a) above entered into with (i) any Lender or (ii) any other commercial bank meeting the specifications of subsection (b) above;

          (d)   open market commercial paper, maturing within 270 days after acquisition thereof, which are rated at least P-1 by Moody's or A-1 by S&P; and

          (e)   money market or other mutual funds substantially all of whose assets comprise securities of the types described in subsections (a) through (d) above.

        "Change of Control" means the occurrence of any of the following events:

          (i)    Qualifying Directors cease for any reason to constitute collectively a majority of the members of the board of directors of GP LLC (the "Board") then in office;

          (ii)   GP LLC shall cease to be, directly or indirectly, the sole legal and beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of all of the general partner interests (including all securities which are convertible into general partner interests) of General Partner.

          (iii)  General Partner shall cease to be, directly or indirectly, the sole legal and beneficial owner (as defined above) of all of the general partner interests (including all securities which are convertible into general partner interests) of US Borrower; or

          (iv)  Neither General Partner nor US Borrower shall continue to be, directly or indirectly, the sole legal and beneficial owner of the general partner interest in Plains Marketing and All American; or

          (v)   US Borrower shall cease to own, directly or indirectly, all of the outstanding partnership or equity interests in either Canadian Borrower, if after giving effect thereto, such Canadian Borrower has any outstanding Obligations or any Lender shall have any outstanding Canadian Commitment thereto.

As used herein, "Qualifying Director" means (i) any Person designated by any Qualifying Owner as its representative on the Board, (ii) so long as Qualifying Owners own a majority of the ownership interests of GP LLC entitling the holders thereof to vote in elections for directors of GP LLC, any Person elected by a majority of such owners of GP LLC entitled to vote thereon, and (iii) the chief executive officer of GP LLC, and "Qualifying Owner" means Plains Resources Inc., Kayne Anderson Investment Management, EnCap Investments LLC, Sable Minerals, or any Affiliate of any of the foregoing.

        "Closing Date" means the first date all the conditions precedent in Sections 4.1 and 4.2 are satisfied or waived in accordance with Section 10.1 and a Borrower's initial funding request hereunder is so funded.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

        "Commitment" means, collectively, the US Commitments and the Canadian Commitments.

        "Commitment Period" means the period from and including the date hereof until the Maturity Date (or, if earlier, the day on which the obligation of Lenders to make Loans to Borrowers hereunder pursuant to Section 2.1(a) or (c) and the obligation of LC Issuers to issue Letters of Credit at the request of Borrowers pursuant to Section 2.10 has been terminated or the day on which any of the Notes first becomes due and payable in full).

        "Companies' Creditors Arrangement Act (Canada)" means the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36, including the regulations made and from time to time in force under that Act.

        "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

        "Consolidated EBITDA" means, for any period, the sum of (1) the Consolidated Net Income during such period, plus (2) all interest expense that was deducted in determining such Consolidated Net Income for such period, plus (3) all income taxes (including any franchise taxes to the extent based upon net income) that were deducted in determining such Consolidated Net Income, plus (4) all depreciation, amortization (including amortization of good will and debt issue costs) and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP) which were deducted in determining such Consolidated Net Income, plus (5) up to $20,000,000 of any cash payments and related payroll taxes made by US Borrower prior to June 30, 2004 pursuant to the Plains All American GP LLC 1998 Long-Term Incentive Plan as in effect on the date hereof in lieu of delivery of units due certain holders of such Long-Term Incentive Plan, minus (6) all non-cash items of income which were included in determining such Consolidated Net Income.

        "Consolidated Funded Indebtedness" means as of any date, the sum of the following (without duplication): (i) the outstanding principal amount of all Indebtedness which is classified as "long-term indebtedness" on a consolidated balance sheet of US Borrower and its Consolidated Subsidiaries (excluding Unrestricted Subsidiaries) prepared as of such date in accordance with GAAP (subject to year-end audit adjustments with respect to non-year end periods) and any current maturities and other principal amount in respect of such Indebtedness due within one year but which was classified as "long-term indebtedness" at the creation thereof; (ii) the outstanding principal amount of Indebtedness for borrowed money of US Borrower and its Consolidated Subsidiaries (excluding Unrestricted Subsidiaries) outstanding under a revolving credit, term or similar agreement (and renewals and extensions thereof); and (iii) the outstanding principal amount of Indebtedness in respect of Capital Leases of US Borrower and its Consolidated Subsidiaries (excluding Unrestricted Subsidiaries); provided, however, Consolidated Funded Indebtedness shall not, if otherwise applicable, include (x) Indebtedness in respect of letters of credit, (y) Indebtedness incurred to finance Cash and Carry Purchases or (z) margin deposits.

        "Consolidated Net Income" means, for any period, US Borrower's and its Subsidiaries' (excluding Unrestricted Subsidiaries) gross revenues for such period, including any cash dividends or distributions actually received from any other Person during such period, minus US Borrower's and its Subsidiaries' (excluding Unrestricted Subsidiaries) expenses and other proper charges against income (including taxes on income, to the extent imposed), determined on a Consolidated basis after eliminating earnings or losses attributable to outstanding minority interests and excluding the net earnings of any Person other than a Subsidiary in which US Borrower or any of its Subsidiaries (excluding Unrestricted Subsidiaries) has an ownership interest. Consolidated Net Income shall not include (i) any gain or loss from the sale of assets, (ii) any extraordinary gains or losses, or (iii) any non-cash gains or losses resulting from mark to market activity as a result of the implementation of SFAS 133 or EITF 98-10. In addition, Consolidated Net Income shall not include the cost or proceeds of purchasing or selling options which are used to hedge future activity, until the period in which such hedged future activity occurs.

        "Consolidated Tangible Net Worth" means the remainder of (i) all Consolidated assets, as determined in accordance with GAAP, of US Borrower and its Subsidiaries (excluding Unrestricted Subsidiaries) minus (ii) the sum of (a) US Borrower's Consolidated liabilities, as determined in accordance with GAAP, (b) the book value of any equity interests in any of US Borrower's Subsidiaries (excluding Unrestricted Subsidiaries) which equity interests are owned by a Person other than US Borrower or a Wholly Owned Subsidiary of US Borrower; and (c) the net book value of all assets that would be treated as intangible under GAAP, including goodwill, trademarks, trade names and service marks. The effect of any increase or decrease of net worth in any period as a result of items of income or loss not reflected in the determination of net income but reflected in the determination of comprehensive income (to the extent provided under GAAP as in effect on the date hereof) shall be excluded in determining Consolidated Tangible Net Worth.

        "Contango Credit Agreement" means that certain Uncommitted Senior Secured Discretionary Contango Facility Credit Agreement dated November 21, 2003, as amended from time to time, among Plains Marketing, Fleet National Bank, as administrative agent, and the lenders named therein.

        "Continue", "Continuation" and "Continued" shall refer to (i) the continuation pursuant to Section 2.3 of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period and (ii) a rollover of a Banker's Acceptance at maturity.

        "Continuation/Conversion Notice" means a written or telephonic request, or a written confirmation, made by a Borrower which meets the requirements of Section 2.3.

        "Convert", "Conversion" and "Convert" refers to a conversion pursuant to Section 2.3 of one Type of US Loan into another Type of US Loan, or of one Type of Canadian Advance into another Type of Canadian Advance.

        "Debt Coverage Ratio" shall have the meaning given that term in Section 7.8.

        "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

        "Defaulting Lender" means any Lender Party that (a) has failed to fund any portion of the Loans or participations in LC Obligations required to be funded by it hereunder or failed to issue any Letter of Credit required to be issued by it hereunder, in either case within one Business Day of the date required for such funding or issuance by it hereunder, unless cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless cured or the subject of a good faith dispute, (c) has otherwise materially breached any of its obligations hereunder or under any other Loan Document, unless cured, or (d) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

        "Default Rate" means, at the time in question, two percent (2%) per annum plus:

          (a)   the Eurodollar Rate plus the Applicable Margin then in effect for each Eurodollar Loan (up to the end of the applicable Interest Period),

          (b)   the Base Rate plus the Applicable Margin then in effect for each Base Rate Loan or Dollar-denominated LC Borrowing by US Borrower, as the case may be,

          (c)   the Canadian Prime Rate plus the Applicable Margin for each Canadian Prime Rate Loan or Canadian Dollar-denominated LC Borrowing by a Canadian Borrower, as the case may be; or

          (d)   the Canadian US Dollar Base Rate plus the Applicable Margin for each Canadian US Dollar Base Rate Loan or Dollar-Denominated LC Borrowing by a Canadian Borrower, as the case may be;

provided, however, the Default Rate shall never exceed the Highest Lawful Rate.

        "Default Rate Period" means (i) any period during which an Event of Default, other than pursuant to Section 8.1(a) or (b), is continuing, provided that such period shall not begin until notice of the commencement of the Default Rate has been given to the applicable Borrower by the relevant Agent upon the instruction by Majority Lenders and (ii) any period during which any Event of Default pursuant to Section 8.1(a) or (b) is continuing unless such applicable Borrower has been notified otherwise by the relevant Agent upon the instruction by Majority Lenders.

        "Depository Bills and Notes Act (Canada)" means the Depository Bills and Notes Act (Canada), R.S.C. 1998, c. 13, including the regulations made and, from time to time, in force under that Act.

        "Disclosure Schedule" means Schedule III hereto.

        "Discount Proceeds" means, in respect of each Bankers' Acceptance, funds in an amount which is equal to:

Face Amount 1 + (Rate × Term) 365

(where "Face Amount" is the principal amount of the Bankers' Acceptance being purchased, "Rate" is the BA Discount Rate divided by 100 and "Term" is the number of days in the term of the Bankers' Acceptance.)

        "Distribution" means (a) any dividend or other distribution (whether in cash or other property, but excluding dividends or other distributions payable in equity interests in US Borrower) with respect to any equity interest of US Borrower, (b) any payment (whether in cash or other property, but excluding dividends or other distributions payable in equity interests in US Borrower), including any sinking fund or similar deposit, on account of the retirement, redemption, purchase, cancellation, termination or other acquisition for value of any equity interest of US Borrower or (c) any other payment by US Borrower to any holder of equity interests of US Borrower with respect to such equity interests held thereby other than payments made with equity interests in US Borrower.

        "Dollar Equivalent" of any amount of any currency at any date means (i) if such currency is Dollars, the amount of such currency, or (ii) if such currency is Canadian Dollars, the equivalent in Dollars of such amount of such currency based upon the rate of exchange for such conversion as quoted by the Bank of Canada at approximately 12:00 noon, Toronto time (or, if not so quoted, the spot rate of exchange quoted for wholesale transactions made by Administrative Agent) on the date on or as of which such amount is to be determined.

        "Dollars" and "$" means the lawful currency of the United States of America, except where otherwise specified.

        "Eligible Assignee" means (a) a Lender, and (b) any other Person (other than a natural person), including Affiliates of Lenders and Approved Funds, approved by (i) the Administrative Agent (and, as to the Canadian Commitment, Canadian Administrative Agent) and the LC Issuers, and (ii) unless an Event of Default is continuing, US Borrower (each such approval not to be unreasonably withheld or delayed); provided, that notwithstanding the foregoing, "Eligible Assignee" shall not include a Borrower or any of such Borrower's Affiliates or Subsidiaries or, unless an Event of Default is continuing, any Person who, at the relevant time of determination, is a Defaulting Lender or an Affiliate of a Defaulting Lender; provided further, an Eligible Assignee of any Lender shall include only those Persons which, through their respective Lending Offices, are capable of lending Dollars to US Borrower without the imposition of any withholding taxes on interest or principal owed to such Persons, and Loans by such Eligible Assignee shall be made through such Lending Office (and, if such Lender's US Commitment may be allocated in whole or in part to the Canadian Allocated Total Commitment, only those Persons which, through their respective Lending Offices, are capable of lending Canadian Dollars to either Canadian Borrower without the imposition of any withholding taxes on interest or principal owed to such Persons, and Canadian Loans by such Persons shall be made through such Lending Offices).

        "Environmental Laws" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

        "ERISA Affiliate" means each Restricted Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with such Restricted Person, are treated as a single employer under Section 414 of the Code.

        "ERISA Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

        "Eurodollar Loan" means a Loan that bears interest at a rate based upon the Eurodollar Rate.

        "Eurodollar Rate" means, for any Interest Period with respect to a Eurodollar Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the relevant Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such Interest Period shall be the rate per annum determined by the relevant Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by the Reference Bank and with a term equivalent to such Interest Period would be offered by the Reference Bank's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

        "Event of Default" has the meaning given to such term in Section 8.1.

        "Existing Agreement" means that certain Credit Agreement [US/Canada Facilities] dated November 21, 2003 among Borrower and certain Affiliates, Fleet National Bank, as administrative agent, and the agents and lenders named therein.

        "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

        "Fee Letters" means the letter agreements, dated September 30, 2004, between the US Borrower and (i) Administrative Agent and Banc of America Securities LLC and (ii) Wachovia Bank, National Association and Wachovia Capital Markets, LLC.

        "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

        "Fiscal Year" means a twelve-month period ending on December 31 of any year.

        "Fund" means any Person (other than a natural person) that is engaged in making, purchasing or holding commercial loans and similar extensions of credit in the ordinary course of its business.

        "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of US Borrower and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to US Borrower or with respect to US Borrower and its Consolidated Subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of US Borrower or of US Borrower and its Consolidated Subsidiaries.

        "General Partner" means Plains AAP, L.P., a Delaware limited partnership, in its capacity as the sole general partner of US Borrower.

        "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity thereof authorized by applicable Law to exercise executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to such government (including any supra-national bodies such as the European Union or the European Central Bank).

        "GP LLC" means Plains All American GP LLC, a Delaware limited liability company.

        "Guarantors" means, as of the date hereof, US Borrower and all of its Subsidiaries, other than 3794865 Canada Ltd., Plains LPG Services GP LLC, Plains LPG Services, L.P. and Atchafalaya Pipeline, L.L.C. (excluding US Borrower with respect to the US Commitment and each Canadian Borrower with respect to its own Canadian Obligations) and any other Person who has guaranteed some or all of the Obligations and who has been accepted by Administrative Agent as a Guarantor or any Subsidiary of US Borrower which now or hereafter executes and delivers a guaranty to Administrative Agent pursuant to Section 6.9.

        "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

        "Highest Lawful Rate" means, with respect to each Lender Party to whom Obligations are owed, the maximum nonusurious rate of interest that such Lender Party is permitted under applicable Law to contract for, take, charge, or receive with respect to such Obligations. All determinations herein of the

Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender Party as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender Party at a rate in excess of the Highest Lawful Rate applicable to such Lender Party.

        "Income Tax Act (Canada)" means the Income Tax Act, R.S.C. 1985 c. 1 (fifth supplement), including the regulations made and, from time to time, in force under that Act.

        "Indebtedness" of any Person means each of the following:

          (a)   its obligations for the repayment of borrowed money,

          (b)   its obligations to pay the deferred purchase price of property or services (excluding trade account payables arising in the ordinary course of business), other than contingent purchase price or similar obligations incurred in connection with an acquisition and not yet earned or determinable,

          (c)   its obligations evidenced by a bond, debenture, note or similar instrument,

          (d)   its obligations, as lessee, constituting principal under Capital Leases,

          (e)   its direct or contingent reimbursement obligations with respect to the face amount of letters of credit pursuant to the applications or reimbursement agreements therefor,

          (f)    its obligations for the repayment of outstanding banker's acceptances, whether matured or unmatured,

          (g)   its obligations under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing if the obligation under such synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP (excluding, to the extent included herein, operating leases entered into in the ordinary course of business), or

          (h)   its obligations under guaranties of any obligations of any other Person described in the foregoing clauses (a) through (g).

        "Initial Financial Statements" means (i) the audited Consolidated financial statements of US Borrower as of December 31, 2003, and (ii) the unaudited consolidating balance sheet and income statement of US Borrower as of June 30, 2004.

        "Interest Act (Canada)" means the Interest Act, R.S.C. 1985, c. I-15, including the regulations made and, from time to time, in force under that Act.

        "Interest Expense" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between US Borrower and its Subsidiaries (excluding Unrestricted Subsidiaries) and all other items required to be eliminated in the course of the preparation of Consolidated financial statements of US Borrower and its Subsidiaries (excluding Unrestricted Subsidiaries) in accordance with GAAP): (a) all interest and commitment fees in respect of Indebtedness of US Borrower or any of its Subsidiaries (excluding Unrestricted Subsidiaries) (including imputed interest on Capital Lease Obligations) which are accrued during such period and whether expensed in such period or capitalized; plus (b) all fees in respect of letters of credit issued for the account of US Borrower or any of its Subsidiaries, which are accrued during such period and whether expensed in such period or capitalized.

        "Interest Payment Date" means (a) with respect to each Base Rate Loan, Canadian Prime Rate Loan or Canadian US Dollar Base Rate Loan, the last day of each March, June, September and December beginning December 31, 2004, and (b) with respect to each Eurodollar Loan, the last day of the Interest Period that is applicable thereto and, if such Interest Period is six, or twelve months in length, the dates specified by Administrative Agent or Canadian Administrative Agent, as applicable, which are approximately three, six, and nine months (as appropriate) after such Interest Period begins; provided that the last Business Day of each calendar month shall also be an Interest Payment Date for each such Loan so long as any Event of Default exists under Section 8.1 (a) or (b).

        "Interest Period" means, with respect to each particular Eurodollar Loan in a Borrowing, the period specified in the Borrowing Notice or Continuation/Conversion Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice or Continuation/Conversion Notice (which must be a Business Day), and ending one, two, three, six or twelve months (if twelve months is available for each Lender) thereafter (and, as to Loans, ending on a date less than 30 days thereafter as may be specified by US Borrower or either Canadian Borrower, if such lesser period is available for each Lender making such Loans), as US Borrower or either Canadian Borrower may elect in such notice; provided that: (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day in a calendar month; and (c) notwithstanding the foregoing, no Interest Period may be selected for a Loan to any Borrower that would end after the Maturity Date

        "Investment" means any investment made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise, and whether made in cash, by the transfer of property or by any other means.

        "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

        "Issuer Documents" means with respect to any Letter of Credit, the LC Application, and any other document, agreement and instrument entered into by an LC Issuer and a Borrower (or any Subsidiary) or by a Borrower or any Subsidiary in favor of such LC Issuer and relating to any such Letter of Credit.

        "Judgment Interest Act (Alberta)" means the Judgment Interest Act, S.A. 1984 c. J-O.5, including the regulations made and, from time to time, in force under that Act.

        "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or Canada or any state, province, or political subdivision thereof or of any foreign country or any department, state, province or other political subdivision thereof.

        "LC Advance" means, with respect to each Lender, such Lender's funding of its participation in any LC Borrowing in accordance with its US Percentage Share or Canadian Percentage Share, as applicable. All LC Advances shall be denominated in Dollars, with respect to US Letters of Credit and Dollar-denominated Canadian Letters of Credit, and in Canadian Dollars, with respect to Canadian Dollar-denominated Canadian Letters of Credit.

        "LC Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by (i) a US LC Issuer, as to a US Letter of Credit, or (ii) a Canadian LC Issuer, as to a Canadian LC Issuer, which in either case includes any electronic online letter of credit application/request system of any LC Issuer.

        "LC Borrowing" means an extension of credit from an LC Issuer resulting from a drawing under any Letter of Credit which has not been reimbursed by a Borrower on the date when made or refinanced as a Borrowing. All LC Borrowings shall be denominated in the currency of the Letter of Credit that was drawn upon that resulted in such LC Borrowing.

        "LC Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

        "LC Issuer" means: (i) with respect to any US Letter of Credit, the US LC Issuer that issued or is requested to issue such Letter of Credit, (ii) with respect to any Canadian Letter of Credit, the Canadian LC Issuer that issued or is requested to issue such Canadian Letter of Credit, and (iii) their respective successors in such capacity.

        "LC Obligations" means: (i) with respect to US Lenders, US LC Obligations, and (ii) with respect to Canadian Lenders, Canadian LC Obligations.

        "Lender Parties" means all Agents, all LC Issuers and all Lenders.

        "Lenders" means (i) with respect to US Loans, US Lenders, (ii) with respect to Canadian Advances, Canadian Lenders, and (iii) collectively, US Lenders and Canadian Lenders.

        "Letter of Credit" means a US Letter of Credit or a Canadian Letter of Credit.

        "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

        "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

        "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

        "Loan Documents" means this Agreement, the Notes, the Letters of Credit, the LC Applications, the BAs, the written Borrowing Notices and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

        "Loans" means, collectively, the US Loans and the Canadian Loans.

        "Majority Lenders" means Lenders who have in the aggregate more than fifty percent (50%) of (i) the US Total Committed Amount plus, (ii) during any Canadian Allocation Period, the Canadian Total Committed Amount; provided that the Commitment of, and the portion of the US Total Committed Amount or Canadian Total Committed Amount held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.

        "Material Adverse Change" means (a) a material and adverse change in (i) US Borrower's Consolidated financial condition, (ii) US Borrower's Consolidated operations, properties or prospects, considered as a whole, or (iii) US Borrower's or either Canadian Borrower's ability to timely pay its Obligations, or (b) a material adverse effect on the enforceability of the material terms of any Loan Document.

        "Maturity Date" means November 2, 2009, unless terminated earlier in accordance with Section 8.1 or Section 10.12.

        "Moody's" means Moody's Investor Service, Inc., or its successor.

        "Net Proceeds" means with respect to any Bankers' Acceptance, the Discount Proceeds less the amount equal to the applicable Stamping Fee Rate multiplied by the face amount of such Bankers' Acceptance.

        "Notes" means, collectively, the US Notes and the Canadian Notes.

        "Obligations" means, collectively, the US Obligations, the Canadian Obligations and all other Liabilities from time to time owing by any Restricted Person to any Lender Party under or pursuant to any of the Loan Documents. "Obligation" means any part of the Obligations.

        "Outstanding Amount" means on any date (i) with respect to Loans or outstanding Canadian BAs, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans or Canadian BAs occurring on such date; and (ii) with respect to any LC Obligations, the Dollar Equivalent amount of the aggregate outstanding amount of such LC Obligations on such date after giving effect to any LC Credit Extension occurring on such date and any other changes in the aggregate amount of the LC Obligations as of such date, including as a result of any reimbursements by any Borrower of Unreimbursed Amounts.

        "PAA Debt Rating" means the rating then in effect by a Rating Agency with respect to the long term senior unsecured non-credit enhanced debt of US Borrower.

        "Participant" has the meaning specified in Section 10.5(d).

        "Permitted Lien" has the meaning given to such term in Section 7.2.

        "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Governmental Authority, or any other legally recognizable entity.

        "Petroleum Products" means crude oil, condensate, natural gas, natural gas liquids (NGL's), liquefied petroleum gases (LPG's), refined petroleum products or any blend thereof.

        "Plains Marketing" means Plains Marketing, L.P., a Texas limited partnership.

        "Rating Agency" means either S&P or Moody's.

        "Reference Bank" means, at any time, the financial institution serving as Administrative Agent.

        "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

        "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

        "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Borrower, a Borrower's general partner or the general partner of the general partner of any Borrower, as the case may be. Any document delivered hereunder that is signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.

        "Restricted Person" means any of US Borrower and each Subsidiary of US Borrower, including but not limited to Plains Marketing, All American, each Canadian Borrower, and each Subsidiary of Plains Marketing, All American and Canadian Borrowers, but excluding, for the avoidance of doubt, Unrestricted Subsidiaries.

        "Restriction Exception" means (i) any applicable Law or any instrument governing Indebtedness or equity interests, or any applicable Law or any other agreement relating to any property, assets or operations of a Person whose capital stock or other equity interests are acquired, in whole or part, by a Restricted Person pursuant to an acquisition (whether by merger, consolidation, amalgamation or otherwise), as such instrument or agreement is in effect at the time of such acquisition (except with respect to Indebtedness incurred in connection with, or in contemplation of, such acquisition), or such applicable Law is then or thereafter in effect (as applicable), which is not applicable to the acquiring Restricted Person, or the property, assets or operations of the acquiring Restricted Person, other than the acquired Person, or the property, assets or operations of such acquired Person or such acquired Person's Subsidiaries; provided that in the case of Indebtedness, the incurrence of such Indebtedness is not prohibited hereunder, (ii) provisions with respect to the disposition or distribution of assets in joint venture agreements or other similar agreements entered into in the ordinary course of business, (iii) (a) a lease, license or similar contract, which restricts in a customary manner the subletting, assignment, encumbrance or transfer of any property or asset that is subject thereto or the assignment, encumbrance or transfer of any such lease, license or other contract, (b) mortgages, deeds of trust, pledges or other security instruments, the entry into which does not result in a Default, securing indebtedness of a Restricted Person, which restricts the transfer of the property subject to such mortgages, deeds of trust, pledges or other security instruments, or (c) customary provisions restricting disposition of, or encumbrances on, real property interests set forth in any reciprocal easements of any Restricted Person, (iv) restrictions imposed pursuant to this Agreement and the other Loan Documents, (v) restrictions on the transfer or encumbrance of property or assets which are imposed by the holder of Liens on property or assets of a Restricted Person, provided that neither the incurrence of such Lien nor any related Indebtedness results in a Default, (vi) any agreement to, directly or indirectly, sell or otherwise dispose of assets or equity interests to any Person pending the closing of such sale, provided that such sale is consummated in compliance with any applicable provisions of this Agreement, (vii) net worth provisions in leases and other agreements entered into by any Restricted Person in the ordinary course of business, and (viii) an agreement governing Indebtedness incurred to refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (iv) and (v) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the such Restricted Person in any material respect as determined by the Board in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (iv) and (v).

        "S&P" means Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) or its successor.

        "Schedule I BA Reference Banks" means the Lenders listed in Schedule I to the Bank Act (Canada) as are, at such time, designated by Canadian Administrative Agent, with the prior consent of Canadian Borrowers (acting reasonably), as the Schedule I BA Reference Banks.

        "Schedule II BA Reference Banks" means the Lenders listed in Schedule II to the Bank Act (Canada) as are, at such time, designated by Canadian Administrative Agent, with the prior consent of Canadian Borrowers (acting reasonably), as the Schedule II BA Reference Banks.

        "Schedule III BA Reference Banks" means the Lenders listed in Schedule III to the Bank Act (Canada) as are, at such time, designated by Canadian Administrative Agent, with the prior consent of Canadian Borrowers (acting reasonably), as the Schedule III BA Reference Banks.

        "Significant Restricted Persons" means Borrowers, Plains Marketing, All American and Subsidiaries of US Borrower that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Exchange Act of 1934 and the Securities Act of 1933, each as amended.

        "Specified Acquisition" means one or more acquisitions of assets or entities or operating lines or divisions in any rolling 12-month period for an aggregate purchase price of not less than $50,000,000.

        "Specified Equity Offering" means one or more issuances of equity by US Borrower for aggregate net cash proceeds of not less than fifty percent (50%) of the aggregate purchase price of the Specified Acquisition.

        "Stamping Fee Rate" means the rate per annum set forth on Schedule I as the "Stamping Fee Rate" based on the Applicable Rating Level on such date, provided that during a Default Rate Period, the Stamping Fee Rate shall be increased by two percent (2%). Changes in the applicable Stamping Fee Rate will occur automatically without prior notice as changes in the Applicable Rating Level occur and shall be effective with respect to BA's issued on and after such change. If during the term of a BA the Stamping Fee Rate changes as a result of a change in the Applicable Rating Level, or as a result of a Default Rate Period as provided above, the stamping fee paid with respect to such BA (the "Initial Fee") shall be recalculated based upon such change for the number of days during the term of such BA that such change is applicable, and if such recalculated amount is in excess of the Initial Fee, the relevant Canadian Borrower shall pay such excess as an additional fee for the acceptance of such BA, and if such recalculated amount is less than the Initial Fee, such difference shall be credited to such Canadian Borrower Administrative Agent will give notice promptly to Canadian Administrative Agent of any change (and its effective date) in the Applicable Rating Level, and Canadian Administrative Agent will in turn give notice promptly to Canadian Borrowers and Canadian Lenders of such change in the Applicable Rating Level and the applicable Stamping Fee Rate.

        "Subsidiary" means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled or owned more than fifty percent by such Person; provided, however, that no Unrestricted Subsidiary shall be deemed a "Subsidiary" of any Restricted Person for purposes of any Loan Document except as provided in Section 7.10.

        "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(c)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(c) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

        "Type" means, with respect to any Loans, the characterization of such Loans as Base Rate Loans, Eurodollar Loans, Canadian Prime Rate Loans, Canadian US Dollar Base Rate Loans, or BAs.

        "Unreimbursed Amount" has the meaning specified in Section 2.10(c)(i).

        "Unrestricted Subsidiary" shall have the meaning given it in Section 7.10.

        "US Borrower" means Plains All American Pipeline, L.P., a Delaware limited partnership.

        "US Business Day" means any day, other than a Saturday, Sunday or day which shall be in New York, New York a legal holiday or day on which banking institutions are required or authorized to close. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which commercial banks settle payments in London.

        "US Commitment" means, as to each US Lender, its obligations to (a) make US Loans to US Borrower pursuant to Section 2.1, and (b) purchase participations in US LC Obligations pursuant to Section 2.10(c), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such US Lender's name on Schedule II, as may be increased from time to time pursuant to Section 2.1(d), or in the Assignment and Assumption pursuant to which such US Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement; provided, during a Canadian Allocation Period, the US Commitment of any US Lender that is or has a branch or affiliate that is a Canadian Lender shall be reduced by the Canadian Allocated Commitment of such Canadian Lender. The US Commitment may be increased from time to time pursuant to Section 2.1(d) or reduced from time to time pursuant to Section 2.5(b).

        "US Commitment Fee Rate" means, on any day, the rate per annum set forth on Schedule I as the "US Commitment Fee Rate" based on the Applicable Rating Level on such date. Changes in the applicable US Commitment Fee Rate will occur automatically without prior notice as changes in the Applicable Rating Level occur. Administrative Agent will give notice promptly to US Borrower and US Lenders of changes in the US Commitment Fee Rate.

        "US LC Issuer" means Bank of America, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity. Administrative Agent may, with the consent of US Borrower and the US Lender in question, or US Borrower may, with the consent of US Lender in question and notice to Administrative Agent, appoint any US Lender hereunder as a US LC Issuer in place of or in addition to Bank of America, N.A.

        "US LC Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding US Letters of Credit plus the aggregate outstanding amount of all Unreimbursed Amounts with respect to US Letters of Credit that are not fully refinanced by a Borrowing and, without duplication, all LC Borrowings with respect to US Letters of Credit. For all purposes of this Agreement, if on any date of determination a US Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such US Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

        "US Lender Parties" means Administrative Agent, US LC Issuer and US Lenders.

        "US Lenders" means each signatory hereto designated as a US Lender, and the successors and permitted assigns of each such party as holder of a US Note.

        "US Letter of Credit" means any standby letter of credit issued by US LC Issuer hereunder at the application of US Borrower pursuant to Section 2.10.

        "US Letter of Credit Fee Rate" means, on any day, the rate per annum set forth on Schedule I as the "US LC Fee Rate" based on the Applicable Rating Level on such date. Changes in the applicable US Letter of Credit Fee Rate will occur automatically without prior notice as changes in the Applicable Rating Level occur. Administrative Agent will give notice promptly to US Borrower and Lenders of changes in the US Letter of Credit Fee Rate.

        "US Loans" means loans by US Lenders to US Borrower pursuant to Section 2.1(a).

        "US Notes" has the meaning given such term in Section 2.1(a) hereof.

        "US Obligations" means all Liabilities from time to time owing by any Restricted Person to any Lender Party under or pursuant to any of the US Notes or US Letters of Credit, including all US LC Obligations owing thereunder or under or pursuant to any guaranty of the obligations of US Borrower under the Loan Documents. "US Obligation" means any part of the US Obligations.

        "US Percentage Share" means:

          (a)   at any time the US Commitments remain outstanding, a fraction (expressed as a percentage, carried out to the sixth decimal place), the numerator of which is the amount of the US Commitment of such US Lender at such time and the denominator of which is the amount of the US Total Committed Amount at such time; and

          (b)   upon the termination of the Commitments pursuant to Section 8.1, a fraction (expressed as a percentage, carried out to the sixth decimal place), the numerator of which is:

        the sum of

            (i)    the Outstanding Amount of US Loans of such US Lender plus

            (ii)   an amount equal to (A) the Outstanding Amount of US Loans of such US Lender, divided by (B) the Outstanding Amount of all US Loans of all US Lenders, times (C) the Outstanding Amount of all US LC Obligations, and

        the denominator of which is the US Total Outstanding Amount.

The initial US Percentage Share of each US Lender is set forth opposite the name of such US Lender on Schedule II or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

        "US Total Committed Amount" means, at any time, the sum of the aggregate amount of the US Commitments at such time.

        "US Total Outstanding Amount" means, at any time, the sum of (i) the Outstanding Amount of US Loans at such time plus (ii) the Outstanding Amount of US LC Obligations.

        "Wholly Owned Subsidiary" means any Subsidiary of a Person, all of the issued and outstanding stock, limited liability company membership interests, or partnership interests of which (including all rights or options to acquire such stock or interests) are directly or indirectly (through one or more Subsidiaries) owned by such Person.

        "Working Capital Borrowings" has the meaning given to such term in Section 2.2(c).

        Section 1.2.    Exhibits and Schedules; Additional Definitions.    All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes.

        Section 1.3.    Amendment of Defined Instruments.    Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

        Section 1.4.    References and Titles.    All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. References to an "officer" or "officers" of the General Partner or any Restricted Person shall mean and include officers of such Person or the controlling management entity of such Person as provided in such Person's organizational documents, as applicable.

        Section 1.5.    Calculations and Determinations.    All calculations under the Loan Documents of interest chargeable with respect to Eurodollar Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Lender Party of amounts to be paid under Article III or any other matters which are to be determined hereunder by a Lender Party (such as any Eurodollar Rate, BA Discount Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

        Section 1.6.    Letter of Credit Amounts.    Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time; provided, further, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic reductions in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the amount available to be drawn under such Letter of Credit at such time.

ARTICLE II.—The Loans and Letters of Credit

        Section 2.1.    Commitments to Lend; Notes.

          (a)    US Loans to US Borrower.    Subject to the terms and conditions hereof, each US Lender agrees to make US Loans to US Borrower upon US Borrower's request from time to time during the Commitment Period, provided that (a) subject to Sections 3.3, 3.4 and 3.6, all US Lenders are requested to make US Loans of the same Type in accordance with their respective US Percentage Shares and as part of the same Borrowing, (b) after giving effect to such US Loans, the US Total Outstanding Amount does not exceed the US Total Committed Amount determined as of the date on which the requested US Loans are to be made, and (c) after giving effect to such US Loans, the Outstanding Amount of US Loans by each US Lender plus such US Lender's US Percentage Share of the Outstanding Amount of US LC Obligations does not exceed such US Lender's US Commitment. The aggregate amount of all US Loans in any Borrowing must be equal to $1,000,000 or any higher integral multiple of $100,000. The obligation of US Borrower to repay to each US Lender the aggregate amount of all US Loans made by such US Lender to US Borrower, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such US Lender's "US Note") made by US Borrower payable to the order of such US Lender in the form of Exhibit A-1 with appropriate insertions. The amount of principal owing on any US Lender's US Note at any given time shall be the aggregate amount of all US Loans theretofore made by such US Lender to US Borrower minus all payments of principal theretofore received by such US Lender on such US Note. Interest on each US Note shall accrue and be due and payable as provided herein and therein. Each US Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Maturity Date. Subject to the terms and conditions of this Agreement, US Borrower may borrow, repay, and reborrow under this Section 2.1(a). US Borrower may have no more than seven Borrowings of Eurodollar Loans outstanding at any time. All payments of principal and interest on the US Loans made pursuant to this Section 2.1(a) shall be made in Dollars.

          (b)    Canadian Allocation of US Total Committed Amount.    The US Borrower shall have the right to allocate (or reallocate, if previously allocated) a portion of the US Total Committed Amount as the Canadian Allocated Total Commitment by notice to the Administrative Agent; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. ten Canadian Business Days prior to the date such allocation or reallocation shall become effective, (ii) any such allocation or reallocation shall be in an aggregate amount of $5,000,000 or any whole multiple in excess thereof, not to exceed the Canadian Allocated Maximum Total Commitment, or shall be a reallocation to zero, (iii) the US Borrower shall not allocate or reallocate any portion of the US Total Committed Amount if, after giving effect thereto and to any concurrent prepayments hereunder (a) the US Total Outstanding Amount would exceed the US Total Committed Amount, (b) the Canadian Total Outstanding Amount would exceed the Canadian Allocated Total Commitment, (c) any US Lender's US Commitment would not equal or exceed the sum of the Outstanding Amount of such US Lender's US Loan plus such Lender's US Percentage Share of the Outstanding Amount of US LC Obligations; or (d) any Canadian Lender's Canadian Commitment would not equal or exceed the sum of the Outstanding Amount of such Canadian Lender's Canadian Advances plus such Canadian Lender's Canadian Percentage Share of the Outstanding Amount of Canadian LC Obligations, and (iv) the US Borrower shall make not more than four allocations or reallocations of the US Total Committed Amount in any calendar year. The Administrative Agent will promptly notify the Canadian Administrative Agent and the Lenders or their Canadian branches or affiliates with Canadian Allocated Commitments of any such notice of allocation or reallocation of the US Total Committed Amount and the amount of their respective Canadian Allocated Commitments, and shall notify all Lenders of the US Commitments and Canadian Allocated Total Commitment upon the effectiveness of such allocation or reallocation, which effectiveness shall require no vote or consent of any Lender or Agent.

          (c)    Canadian Advances to Canadian Borrowers.    Subject to the terms and conditions hereof, each Canadian Lender agrees to extend credit to either Canadian Borrower, and such extension of credit shall constitute separate Borrowings to such Canadian Borrower, by (i) advancing funds in Dollars or Canadian Dollars to such Canadian Borrower specified in a Borrowing Notice (herein called such Canadian Lender's "Canadian Loans") and (ii) accepting and purchasing drafts of Bankers' Acceptances issued under this Agreement by such Canadian Borrower specified in a Borrowing Notice (herein called such Canadian Lender's "Bankers' Acceptances"; each Canadian Lender's Canadian Loans and Bankers' Acceptances are herein collectively called such Canadian

  Lender's "Canadian Advances") upon either Canadian Borrower's separate request from time to time during a Canadian Allocation Period, provided that (a) subject to Sections 3.3, 3.4 and 3.6, all Canadian Lenders are requested to make Canadian Advances of the same Type in accordance with their respective Canadian Percentage Shares and as part of the same Borrowing with respect to each Canadian Borrower, (b) after giving effect to such Canadian Advances, the Canadian Total Outstanding Amount does not exceed the Canadian Total Committed Amount determined as of the date on which the requested Canadian Advances are to be made, and (c) after giving effect to such Canadian Advance the Outstanding Amount of the Canadian Advances by each Canadian Lender plus such Canadian Lender's Canadian Percentage Share of the Outstanding Amount of Canadian LC Obligations does not exceed such Canadian Lender's Canadian Commitment. The aggregate amount of all Canadian Loans in any Borrowing advanced in Dollars must be equal to $1,000,000 or any higher integral multiple of $100,000, the aggregate amount of all Canadian Loans in any Borrowing advanced in Canadian Dollars must be equal to C$1,000,000 or any higher integral multiple of C$100,000, and the aggregate amount of any Canadian Advance pursuant to the issuance of Bankers' Acceptances must be equal to C$3,000,000 or any higher integral multiple of C$100,000. The obligation of each Canadian Borrower to repay to each Canadian Lender the aggregate amount of all Canadian Advances made by such Canadian Lender to such Canadian Borrower, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Canadian Lender's "Canadian Note") made individually by each Canadian Borrower payable to the order of such Canadian Lender in the form of Exhibit A-2 with appropriate insertions. The amount of principal owing on any Canadian Lender's Canadian Note at any given time shall be the aggregate amount of all Canadian Advances theretofore made by such Canadian Lender to the appropriate Canadian Borrower minus all payments of principal theretofore received by such Canadian Lender on such Canadian Note. Interest on each Canadian Note shall accrue and be due and payable as provided herein and therein. Each Canadian Lender's Canadian Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Maturity Date. Subject to the terms and conditions of this Agreement and within the limits of each Canadian Lender's Canadian Commitment, either Canadian Borrower may individually borrow, repay, and reborrow under this Section 2.1(b). Each Canadian Borrower may have no more than seven Borrowings of BA's collectively outstanding at any time. All payments of principal and interest on the Canadian Loans shall be made in the currency in which such corresponding Canadian Loan was funded. Canadian Loans may be made, at the option of either Canadian Borrower, in Dollars or Canadian Dollars.

          (d)    Increase in US Total Committed Amount.    US Borrower shall have the right, without the consent of the Lenders but with the prior approval of the Administrative Agent, such approval not to be unreasonably withheld, to cause from time to time an increase in the US Total Committed Amount by adding to this Agreement one or more additional Lenders or by allowing one or more Lenders to increase their respective US Commitments, which (in whole or part) may, at the request of US Borrower and with the consent of such Lender, be designated as the Canadian Allocated Commitment of such Lender (resulting in an increased Canadian Allocated Maximum Total Commitment); provided however (i) no Event of Default shall have occurred hereunder which is continuing, (ii) no such increase shall result in the US Total Committed Amount plus, without duplication, Canadian Total Committed Amount (if any) to exceed $1,000,000,000, and (iii) no Lender's Commitment shall be increased or subject to allocation towards the Canadian Allocated Total Commitment without such Lender's consent. Upon any increase in the aggregate US Total Committed Amount and/or the Canadian Allocated Total Commitment, as the case may be, pursuant to the foregoing, the Lenders hereby authorize the Agents and the Borrowers to make non-ratable borrowings and prepayments of the Loans, and if any such prepayment requires the payment of Eurodollar Loans, Borrowers shall pay any required amounts pursuant to Section 3.6 other than on the last day of the applicable Interest Period, in order to ensure that the Loans of the Lenders shall be outstanding on a ratable basis in accordance with their US Percentage Shares and/or Canadian Percentage Shares, the US Commitments and/or Canadian Commitments shall be as set forth in a revised Schedule II and no such borrowing or prepayment shall violate any provisions of this Agreement.

          (e)    Termination of Right to Canadian Allocation of US Total Committed Amount.    If no Canadian Allocation Period exists, the US Borrower may at any time permanently terminate its right to allocate a portion of the US Total Committed Amount as the Canadian Allocated Total Commitment, at which time the obligations of each Canadian Borrower hereunder and each Guarantor with respect to any Canadian Obligations shall automatically terminate, and thereafter no Lender, nor its Canadian branch or affiliate shall have any Canadian Allocated Commitment, nor shall any Canadian Lender have any Canadian Commitment.

        Section 2.2.    Requests for Loans.    A requesting Borrower must give to the appropriate Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing. Each such notice constitutes a "Borrowing Notice" hereunder and must:

          (a)   specify (i) as to US Loans (A) the aggregate amount of any such Borrowing and the date on which Base Rate Loans are to be advanced, or (B) the aggregate amount of any such Borrowing of new Eurodollar Loans, the date on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period, or (ii) as to Canadian Loans (A) the aggregate amount of any such Borrowing of new Canadian Prime Rate Loans (if Canadian Dollar-denominated Loans) or Canadian US Dollar Base Rate Loans (if Dollar-denominated Loans) and the date on which such Canadian Loans are to be advanced, or (B) the aggregate amount of any such Borrowing by way of Bankers' Acceptances (subject to Section 2.12(f)), and the date on which such Bankers' Acceptances are to be accepted and the maturity of such Bankers' Acceptances (if Canadian Dollar-denominated Loans) or the aggregate amount of any such Borrowing of new Eurodollar Loans, the date on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period (if Dollar-denominated Loans); and

          (b)   be received by the appropriate Agent not later than 11:00 a.m., New York, New York time or Toronto, Canada time, as the case may be, on (i) the day on which any such Base Rate Loans, Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans are to be made, (ii) the third Business Day preceding the day on which any such Eurodollar Loans are to be made or any such Bankers' Acceptances are to be issued; and

          (c)   if any requested Borrowing or portion thereof is to be utilized exclusively for working capital purposes (such Borrowing or such portion being called a "Working Capital Borrowing"), such Borrower shall specify in the Borrowing Notice that such Borrowing or such portion is a Working Capital Borrowing. In addition, any repayment of a Loan that is intended as a repayment of all or any part of the outstanding amount of one or more Working Capital Borrowings shall be so identified to the appropriate Agent at the time of such repayment.

Each such written request or confirmation must be made in the form and substance of the "US Borrowing Notice" attached hereto as Exhibit B-1 or the "Canadian Borrowing Notice" attached hereto as Exhibit B-2, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by such Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, the appropriate Agent shall give each US Lender or Canadian Lender, as the case may be, prompt notice of the terms thereof. If all conditions precedent to such new Loans have been met, each US Lender or Canadian Lender, as the case may be, will on the date requested promptly remit to the appropriate Agent at its office in Boston, Massachusetts or Toronto, Canada, as the case may be, the amount of such Lender's new Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, such Agent shall promptly make such Loans available to the requesting Borrower. Unless an Agent shall have received prompt notice from a Lender that such Lender will not make available to such Borrower such Lender's new Loan, such Agent may in its discretion assume that such Lender has made such Loan available to such Agent in accordance with this section, and such Agent may if it chooses, in reliance upon such assumption, make such Loan available to such Borrower. If and to the extent such Lender shall not so make its new Loan available to such Agent, such Lender and requesting Borrower severally agree to pay or repay to such Agent within three days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to such Borrower until the date such amount is paid or repaid to such Agent, with interest at (i) as to US Loans and Dollar-denominated Canadian Loans, the Federal Funds Rate, and as to Canadian Dollar-denominated Canadian Loans, the "Bank Rate" as set by the Bank of Canada, as quoted on Reuters page BOCFAD, if such Lender is making such payment, and (ii) the interest rate applicable at the time to the other new Loans made on such date, if such Borrower is making such repayment. If neither such Lender nor such Borrower pays or repays to such Agent such amount within such three-day period, such Agent shall be entitled to recover from such Borrower, on demand in lieu of the interest provided for in the preceding sentence, interest thereon at the Default Rate, calculated from the date such amount was made available to such Borrower. The failure of any Lender to make any new Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Loan to be made by such other Lender. All Borrowings of US Loans shall be advanced in Dollars. Borrowings of Canadian Loans, at either Canadian Borrower's option, may be advanced in Canadian Dollars or Dollars.

        Section 2.3.    Continuations and Conversions of Existing Loans.    US Borrower may make the following elections with respect to US Loans already outstanding: (i) to Convert, in whole or in part, Base Rate Loans to Eurodollar Loans, (ii) to Convert, in whole or in part, Eurodollar Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, and (iii) to Continue, in whole or in part, Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. Subject to the terms of Section 2.13 with respect to Bankers' Acceptances, each Canadian Borrower may make the following elections with respect to Canadian Advances already outstanding: (i) to Convert any Type of Canadian Advance to any other Type of Canadian Advance, provided that any such Conversion of a Bankers' Acceptance must be made on the date of maturity thereof; and (ii) to rollover any existing Bankers' Acceptance by designating the new maturity date applicable thereto. In making such elections, such Borrower may combine existing US Loans to US Borrower or Canadian Advances to such Canadian Borrower made pursuant to separate Borrowings into one new Borrowing or divide existing US Loans to US Borrower or Canadian Advances to such Canadian Borrower made pursuant to one Borrowing into separate new Borrowings, provided that US Borrower may have no more than seven Borrowings of Eurodollar Loans outstanding at any time and neither Canadian Borrower may have more than seven BA's and Eurodollar Loans in the aggregate outstanding at any time. To make any such election, such Borrower must give to the appropriate Agent written notice (or telephonic notice promptly confirmed in writing) of any such Conversion or Continuation of existing Loans or Canadian Advances, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:

          (i)    specify the existing US Loans or Canadian Advances which are to be Continued or Converted;

          (ii)   specify (A) the aggregate amount of any Borrowing of Base Rate Loans, Canadian Prime Rate Loans (as to Canadian Dollar-denominated Canadian Loans) or Canadian US Dollar Base

  Rate Loans (as to Dollar-denominated Canadian Loans) into which such existing US Loans or Canadian Advances, as the case may be, are to be Continued or Converted and the date on which such Continuation or Conversion is to occur, (B) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Dollar-denominated Loans are to be Continued or Converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period, or (C) the amount of any Borrowing of Bankers' Acceptances into which such existing Canadian Dollar-denominated Canadian Advances are to be Continued or Converted, the date on which such Continuation or Conversion is to occur, and the maturity of such Bankers' Acceptances; and

          (iii)  be received by the appropriate Agent not later than 11:00 a.m. New York, New York time or Toronto, Canada time, as the case may be, on (i) the day on which any such Continuation or Conversion to Base Rate Loans, Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans is to occur, or (ii) the third Business Day preceding the day on which any such Continuation or Conversion to Eurodollar Loans or Bankers' Acceptances is to occur.

Each such written request or confirmation must be made in the form and substance of the "US Continuation/Conversion Notice" attached hereto as Exhibit C-1 or the "Canadian Continuation/Conversion Notice" attached hereto as Exhibit C-2, as appropriate, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by the requesting Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, the appropriate Agent shall give each US Lender or Canadian Lender, as the case may be, prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on the requesting Borrower. During the continuance of any Default, US Borrower may not make any election to Convert existing US Loans into Eurodollar Loans or Continue existing US Loans as Eurodollar Loans beyond the expiration of their respective and corresponding Interest Period then in effect, nor may either Canadian Borrower make any election to Convert existing Dollar-denominated Canadian Loans into Eurodollar Loans or Continue existing Dollar-denominated Canadian Loans as Eurodollar Loans beyond the expiration of their respective and corresponding Interest Period then in effect, or Convert existing Canadian Dollar-denominated Canadian Advances into Bankers' Acceptances or to rollover existing Bankers' Acceptances into new Bankers' Acceptances. If (due to the existence of a Default or for any other reason) any Borrower fails to timely and properly give any Continuation/Conversion Notice with respect to a Borrowing of existing Eurodollar Loans or Bankers' Acceptances at least three days prior to the end of the Interest Period applicable to such Eurodollar Loans or the maturity of such Bankers' Acceptance, any such Eurodollar Loans, to the extent not prepaid at the end of such Interest Period, shall automatically be Converted into Base Rate Loans (or, as to Canadian Loans, Canadian US Dollar Base Rate Loans) at the end of such Interest Period, and any such Bankers' Acceptances, to the extent not prepaid at such maturity, shall automatically be Converted into Canadian Prime Rate Loans at such maturity. No new funds shall be repaid by any Borrower or advanced by any Lender in connection with any Continuation or Conversion of existing US Loans or Canadian Advances pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to such already outstanding US Loans or Canadian Advances.

        Section 2.4.    Use of Proceeds.    Borrowers shall use all Loans and Canadian Advances (a) to refinance outstanding indebtedness under the Existing Agreement including letters of credit issued thereunder, and (b) for fees and expenses related to this Agreement and the transactions contemplated hereby, capital expenditures of any Restricted Person, reimbursement obligations of Letters of Credit, working capital for operations and other general business purposes, including acquisitions. Borrowers shall use all Letters of Credit for its and its Subsidiaries' general corporate purposes including in relation to the purchase or exchange by any Restricted Person of Petroleum Products. In no event shall the funds from any Loans, Canadian Advances or any Letters of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock. Borrowers represent and warrant that they are not engaged principally, or as one of their important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock.

        Section 2.5.    Interest Rates and Fees.

          (a)    Interest Rates.

            (i)    Each US Loan shall bear interest as follows: (A) unless the Default Rate shall apply, each Base Rate Loan shall bear interest on each day outstanding at the Base Rate plus the Applicable Margin in effect on such day, and each Eurodollar Loan shall bear interest on each day during the related Interest Period at the related Eurodollar Rate plus the Applicable Margin in effect on such day, and (B) during a Default Rate Period, all US Loans shall bear interest on each day outstanding at the applicable Default Rate.

            (ii)   Each Canadian Loan shall bear interest as follows: (A) unless the Default Rate shall apply, each Canadian Prime Rate Loan shall bear interest on each day outstanding at the Canadian Prime Rate plus the Applicable Margin in effect on such day, each Canadian US Dollar Base Rate Loan shall bear interest on each day outstanding at the Canadian US Dollar Base Rate plus the Applicable Margin in effect on such day, and each Eurodollar Loan shall bear interest on each day during the related Interest Period at the related Eurodollar Rate plus the Applicable Margin in effect on such day, and (B) during a Default Rate Period, all Canadian Loans shall bear interest on each day outstanding at the applicable Default Rate.

            (iii)  If an Event of Default based upon Section 8.1(a), Section 8.1(b) or, with respect to any Borrower, based upon Section 8.1(h)(i), (h)(ii) or (h)(iii) exists and the Loans are not bearing interest at the Default Rate, the past due principal and past due interest shall bear interest on each day outstanding at the applicable Default Rate.

            (iv)  The interest rate shall change whenever the applicable Base Rate, Eurodollar Rate, Canadian Prime Rate, Canadian US Dollar Base Rate or Applicable Margin changes. In no event shall the interest rate on any Loan exceed the Highest Lawful Rate.

          (b)    Commitment Fees; Reduction of Commitments.

            (i)    In consideration of each US Lender's US Commitment, US Borrower will pay to Administrative Agent for the account of each US Lender a commitment fee determined on a daily basis equal to the US Commitment Fee Rate in effect on such day times such US Lender's US Percentage Share of the unused portion of the US Total Committed Amount on each day during the Commitment Period, determined for each such day by deducting from the amount of the US Total Committed Amount at the end of such day the US Total Outstanding Amount.

            (ii)   During a Canadian Allocation Period, in consideration of each Canadian Lender's Canadian Commitment, Canadian Borrowers jointly and severally agree to pay to Canadian Administrative Agent for the account of each Canadian Lender its pro rata share of a commitment fee determined on a daily basis equal to the Canadian Commitment Fee Rate in effect on such day times such Canadian Lender's Canadian Percentage Share of the unused portion of the Canadian Allocated Commitment on each day during the Canadian Allocation Period, determined for each such day by deducting from the amount of the Canadian Total Committed Amount at the end of such day the Canadian Total Outstanding Amount.

            (iii)  Each such commitment fee shall be due and payable in arrears on the last day of each Fiscal Quarter and at the end of the Commitment Period. US Borrower shall have the right from time to time to permanently reduce the US Total Committed Amount or Canadian Total Committed Amount, as the case may be, provided that (A) notice of such reduction is given not less than two Business Days prior to such reduction, (B) the resulting US Total Committed Amount or Canadian Total Committed Amount is not less than the US Total Outstanding Amount or the Canadian Total Outstanding Amount, respectively, and (C) each partial reduction shall be in an amount at least equal to $1,000,000 and in multiples of $1,000,000 in excess thereof.

          (c)    Stamping Fees.    In consideration of each Canadian Lender's commitment to accept or participate in Bankers' Acceptances under this Agreement, each Canadian Borrower will pay to Canadian Administrative Agent for the account of such Canadian Lender the Stamping Fee Rate multiplied by the face amount of each Bankers' Acceptance accepted by such Canadian Lender on behalf of such Canadian Borrower under this Agreement calculated for the number of days in the term of such Bankers' Acceptance. Such fee shall be due and payable on the date on which such Bankers' Acceptances are accepted and shall be deducted from the Discount Proceeds paid to such Canadian Borrower. Such fee shall be non-refundable, notwithstanding any reduction in the Stamping Fee Rate during the term of such Bankers' Acceptances.

          (d)    Agents' Fees.    In addition to all other amounts due to Administrative Agent or Canadian Administrative Agent under the Loan Documents, US Borrower will pay to Administrative Agent agent fees pursuant to the Fee Letter described in clause (i) of the definition of the term "Fee Letters".

        Section 2.6.    [Intentionally deleted]

        Section 2.7.    [Intentionally deleted]

        Section 2.8.    Optional Prepayments

          (a)    US Loans.    US Borrower may, upon three Business Days' notice, as to Eurodollar Loans, or same Business Day's notice, as to Base Rate Loans, to Administrative Agent (and Administrative Agent will promptly give notice to the other US Lenders) from time to time and without premium or penalty (other than any amounts due under Section 3.6 hereof with respect to prepayments of any Eurodollar Loans) prepay the US Loans, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on (i) Eurodollar Loans equals $2,500,000 or any higher integral multiple of $250,000, and (ii) Base Rate Loans equals $250,000 or any higher integral multiple of $50,000. Upon receipt of any such notice, Administrative Agent shall give each US Lender prompt notice of the terms thereof.

          (b)    Canadian Loans.    Either Canadian Borrower may, upon three Business Days' notice as to Eurodollar Loans, or same Business Day's notice, as to Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans, to Canadian Administrative Agent (and Canadian Administrative Agent will promptly give notice to the other Canadian Lenders) from time to time and without premium or penalty (other than any amounts due under Section 3.6 hereof with respect to prepayments of any Eurodollar Loans) prepay its Canadian Loans, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on (i) Eurodollar Loans equals $2,500,000 or any higher integral multiple of $50,000, (ii) Canadian Prime Rate Loans equals C$250,000 or any higher integral multiple of C$50,000, and (iii) US Dollar Base Rate Loans equals $250,000 or any higher integral multiple of $50,000. No BA may be prepaid hereunder except in accordance with Section 2.15.

          (c)    Accrued and Unpaid Interest.    Each prepayment of principal of a Loan under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

          (d)    Prepayment.    Following notice by any Borrower pursuant to Section 2.8(a) or (b) above, such Borrower shall make such prepayment, and the prepayment amount specified in such notice shall be due and payable, on the date specified in such notice.

        Section 2.9.    Mandatory Prepayments.

          (a)    US Loans to US Borrower.    If at any time the US Total Outstanding Amount exceeds the US Total Committed Amount (whether due to a reduction in the US Total Committed Amount in accordance with this Agreement, or otherwise), US Borrower shall immediately upon demand prepay the principal of the US Loans made to US Borrower in an amount at least equal to such excess.

          (b)    [Intentionally deleted]

          (c)    Canadian Loans.    Except to the extent permitted by Section 2.9(e), if the Canadian Total Outstanding Amount ever exceeds the Canadian Total Committed Amount, each Canadian Borrower shall severally, but not jointly, immediately on demand prepay the principal of the Canadian Advances made to such Canadian Borrower (but shall not be required to prepay the principal of any Canadian Advances made to the other Canadian Borrower) in an aggregate amount at least equal to such excess. Any such excess shall be applied first to outstanding Canadian Loans to such Canadian Borrower, and then to prepay BA's in accordance with Section 2.15.

          (d)    Working Capital Borrowings.    For an economically meaningful period of time in each Fiscal Year, as reasonably determined by GP LLC, the aggregate outstanding principal balance of all Working Capital Borrowings shall be reduced to a relatively small amount as may be reasonably specified by GP LLC.

          (e)    Currency Fluctuations.    Notwithstanding any other provision of this Agreement, Canadian Administrative Agent shall have the right to calculate the outstanding Canadian Total Outstanding Amount for all purposes including making a determination from time to time of the available undrawn portion of the Canadian Total Committed Amount. If following such calculation, Canadian Administrative Agent determines that the Canadian Total Outstanding Amount is greater than 105% of the Canadian Total Committed Amount, then Canadian Administrative Agent shall so advise Canadian Borrowers and each Canadian Borrower shall severally, but not jointly repay, on the earlier of five Business Days after such advice and the next applicable Interest Payment Date immediately following such advice, an aggregate amount sufficient to eliminate such excess, together with all accrued interest on the amount so paid; provided, each Canadian Borrower's obligation to make such repayment shall be limited to an amount not to exceed the Outstanding Amount of Canadian Advances made to such Canadian Borrower, plus accrued interest. Any such excess shall be applied first to outstanding Canadian Loans to such Canadian Borrower, and then to prepay BA's in accordance with Section 2.15.

          (f)    Accrued and Unpaid Interest.    Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

        Section 2.10.    Letters of Credit

          (a)    The Letter of Credit Commitment.

            (i)    Subject to the terms and conditions set forth herein, (A) each of US LC Issuer and Canadian LC Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.10, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars (or, as to Canadian LC Issuer, Dollars or Canadian Dollars) for the account of US Borrower or either Canadian Borrower, respectively, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the US Lenders and Canadian Lenders severally agree to participate in US Letters of Credit and Canadian Letters of Credit, respectively, issued for the account of US Borrower or Canadian Borrowers, respectively, and any drawings thereunder; provided that after giving effect to any LC Credit Extension with respect to any Letter of Credit, (x) as to US Letters of Credit, the US Total Outstanding Amount does not exceed the US Total Committed Amount, and as to Canadian Letters of Credit, the Canadian Total Outstanding Amount does not exceed the Canadian Total Committed Amount, and (y) as to US Letters of Credit, the aggregate Outstanding Amount of the US Loans of any US Lender, plus such US Lender's US Percentage Share of the Outstanding Amount of all US LC Obligations shall not exceed such US Lender's US Commitment, and as to Canadian Letters of Credit, the aggregate Outstanding Amount of the Canadian Advances of any Canadian Lender, plus such Canadian Lender's Canadian Percentage Share of the Outstanding Amount of all Canadian LC Obligations shall not exceed such Canadian Lender's Canadian Commitment. Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the LC Credit Extension so requested complies with the conditions set forth in the provisos to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, each Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly each such Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Letters of Credit outstanding under the Existing Agreement as of the Closing Date shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

            (ii)   An LC Issuer shall not issue any Letter of Credit, if:

              (A)  subject to Section 2.10(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Majority Lenders have approved such expiry date; or

              (B)  the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

            (iii)  An LC Issuer shall not be under any obligation to issue any Letter of Credit if:

              (A)  any order, judgment or decree of any Governmental Authority or arbitrator having jurisdiction over it shall by its terms purport to enjoin or restrain the LC Issuer from issuing such Letter of Credit, or any Law applicable to the LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the LC Issuer shall prohibit, or request or direct the LC Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the LC Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the LC Issuer is not otherwise permitted hereunder to be compensated hereunder) not in effect on the Closing Date, or shall impose upon the LC Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which the LC Issuer is otherwise permitted hereunder to be compensated hereunder) and which the LC Issuer in good faith deems material to it;

              (B)  except as otherwise agreed by the Administrative Agent or the Canadian Administrative Agent, as applicable, and the LC Issuer, such Letter of Credit is in an initial stated amount less than $100,000 (as to US Letters of Credit and Dollar-denominated Canadian Letters of Credit) or C$100,000 (as to Canadian Dollar-denominated Canadian Letters of Credit);

              (C)  except as otherwise agreed by the Administrative Agent or the Canadian Administrative Agent, as applicable, and the LC Issuer, such Letter of Credit is to be denominated in a currency other than Dollars (or, as to Canadian Letters of Credit, Dollars or Canadian Dollars); or

              (D)  such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

            (iv)  An LC Issuer shall not amend any Letter of Credit if the LC Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

            (v)   An LC Issuer shall be under no obligation to amend any Letter of Credit if (A) the LC Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

            (vi)  An LC Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and an LC Issuer shall have all of the benefits and immunities (A) provided to the Agents in Article IX with respect to any acts taken or omissions suffered by the LC Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article IX included the LC Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the LC Issuer.

          (b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

            (i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of a Borrower delivered to the appropriate LC Issuer (with a copy to the relevant Agent) in the form of a printed LC Application, appropriately completed and signed by a Responsible Officer of such Borrower or an electronic LC Application initiated by such Borrower pursuant to such LC Issuer's online electronic letter of credit application/request system. Such LC Application must be received by the appropriate LC Issuer and the relevant Agent (A) not later than 11:00 a.m. (New York, New York time) at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in Dollars, and (B) not later than 11:00 a.m. (Toronto, Canada time) at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in Canadian Dollars; or in each case such later date and time as the appropriate Agent and LC Issuer may agree in a particular instance in their sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such LC Application shall specify in form and detail satisfactory to the LC Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) any modification in respect of Rule 3.14 of the ISP, and (H) such other matters as the LC Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such LC Application shall specify in form and detail satisfactory to the LC Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment (including any modification in respect of Rule 3.14 of the ISP); and (D) such other matters as the LC Issuer may reasonably require. Additionally, such Borrower shall furnish to such LC Issuer and Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such LC Issuer or Agent may reasonably require.

            (ii)   Promptly after receipt of any LC Application, an LC Issuer will confirm with the relevant Agent (by telephone or in writing) that such Agent has received a copy of such LC Application and, if not, the LC Issuer will provide such Agent with a copy thereof. Unless the LC Issuer has received written notice from such Agent (who hereby agrees to provide contemporaneous notice to the relevant Borrower) or any Restricted Person, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, specifying in reasonable detail the relevant condition or conditions not then satisfied, and the basis for such assertion, and such condition or conditions, as applicable, remain unsatisfied on such requested date of issuance or amendment, then, subject to the terms and conditions hereof, the LC Issuer shall, on the requested date, issue a Letter of Credit for the account of such Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the LC Issuer's usual and customary business practices. Immediately upon the issuance of each US Letter of Credit or Canadian Letter of Credit, each US Lender or Canadian Lender shall be respectively deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such LC Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's US Percentage Share or Canadian Percentage Share, as applicable, times the amount of such Letter of Credit.

            (iii)  If any Borrower so requests in any applicable LC Application, an LC Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit such LC Issuer to deny any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving written prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon by such requesting Borrower and such LC Issuer at the time such Letter of Credit is issued. The LC Issuer of any Auto-Extension Letter of Credit hereby agrees to contemporaneously furnish to the appropriate Borrower a copy of any denial of the extension of such Auto-Extension Letter of Credit. Unless otherwise directed by such LC Issuer, a Borrower shall not be required to make a specific request to an LC Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the US Lenders or Canadian Lenders, as the case may be, shall be deemed to have authorized (but may not require) the US LC Issuer or Canadian LC Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such LC Issuer shall not permit any such extension if (A) the LC Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.10(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the relevant Agent (who hereby agrees to provide contemporaneous notice to the relevant Borrower) that the Majority Lenders have elected not to permit such extension or (2) from the relevant Agent (who hereby agrees to provide contemporaneous notice to the relevant Borrower) or Borrower that one or more of the applicable conditions specified in Article IV is not then satisfied, specifying in reasonable detail the relevant condition or conditions not then satisfied, and such condition or conditions, as applicable, are unsatisfied on such extension date, and the basis for such assertion, and in each such case directing the LC Issuer not to permit such extension.

            (iv)  Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, an LC Issuer will also deliver to the appropriate Borrower and the relevant Agent a true and complete copy of such Letter of Credit or amendment.

          (c)    Drawings and Reimbursements; Funding of Participations.

            (i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the LC Issuer shall notify the US Borrower and, if not the US Borrower, the appropriate Canadian Borrower and the relevant Agent thereof. In the case of a Canadian Letter of Credit denominated in Canadian Dollars, the appropriate Canadian Borrower shall reimburse the Canadian LC Issuer in Canadian Dollars, unless the Canadian LC Issuer and such Canadian Borrower otherwise agree that such Canadian Borrower will reimburse the Canadian LC Issuer in Dollars, in which case the Canadian LC Issuer shall notify such Canadian Borrower of the Dollar Equivalent of the amount of the related drawing. If an LC Issuer shall give notice to the applicable Borrower prior to 11:00 a.m. (New York, New York or Toronto, Canada time, as applicable) on the date of any payment by such LC Issuer under a Letter of Credit (such date, an "Honor Date"), the account party Borrower shall reimburse such LC Issuer through the relevant Agent in an amount equal to the amount of such drawing and in the applicable currency (and if such LC Issuer shall give notice to such applicable Borrower at or after such time, such account party Borrower shall reimburse such LC Issuer by such time on the following Business Day). If a Borrower fails to so reimburse the LC Issuer by the applicable time, the relevant Agent shall promptly notify each US Lender or Canadian Lender, as appropriate, of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's US Percentage Share or Canadian Percentage Share, as applicable, thereof. In such event, such Borrower shall be deemed to have requested a Borrowing of Base Rate Loans (or Canadian Prime Rate Loans or US Dollar Base Rate Loans, as to Canadian Dollar- or Dollar-denominated Canadian Letters of Credit, respectively) to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.1 for the principal amount of Base Rate Loans (or Canadian Prime Rate Loans or US Dollar Base Rate Loans, as the case may be), but subject to the amount of the unutilized portion of the US Total Committed Amount or Canadian Total Committed Amount, as applicable, and the conditions set forth in Article IV (without giving effect to Borrower's failure to so reimburse such LC Issuer as provided in this Section 2.10(c)(i) above). Any notice given by an LC Issuer or an Agent pursuant to this Section 2.10(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (ii)   Each US Lender or Canadian Lender, as appropriate, shall upon any notice pursuant to Section 2.10(c)(i) prior to 11:00 a.m. (New York, New York or Toronto, Canada time, as applicable), make funds available to the relevant Agent, as the case may be, for the account of the appropriate LC Issuer, in Dollars (or, as to Canadian Dollar-denominated Canadian Letters of Credit, in Canadian Dollars), at the relevant Agent's Applicable Lending Office for Dollar denominated (or Canadian Dollar-denominated) payments in an amount equal to such Lender's US Percentage Share or Canadian Percentage Share of the Unreimbursed Amount not later than 1:00 p.m. (New York, New York time) on the Business Day specified in such notice by the relevant Agent (and, if such notice pursuant to Section 2.10(c)(i) is at or after 11:00 a.m. (New York, New York or Toronto, Canada time, as applicable), each such Lender shall make such funds available not later than 1:00 p.m. (New York, New York time) on the following Business Day), whereupon, subject to the provisions of Section 2.10(c)(iii), each such Lender that so makes funds available shall be deemed to have made a Base Rate Loan (or, as to Canadian Lenders, a Canadian Prime Rate Loan (as to Canadian Dollar funds), or a Canadian US Dollar Base Rate Loan (as to Dollar funds), to such Borrower in such amount. The relevant Agent shall remit the funds so received to such LC Issuer in Dollars (or, as to Canadian Dollar-denominated Canadian Letters of Credit, in Canadian Dollars).

            (iii)  With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans (or Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans, as set forth above) because the conditions set forth in Article IV (without giving effect to Borrower's failure to reimburse such LC Issuer as provided in Section 2.10(c)(i)) cannot be satisfied, because LC Issuer's notice pursuant to Section 2.10(c)(i) is at or after 11:00 a.m. (New York, New York or Toronto, Canada time, as applicable) or for any other reason, such Borrower shall be deemed to have incurred from the LC Issuer an LC Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which LC Borrowing shall be due and payable on the second Business Day following the corresponding Honor Date (together with interest) and shall bear interest on the amount thereof from time to time outstanding at the Base Rate in effect from time to time, and if not repaid by 11:00 a.m. (New York, New York time) on such second succeeding Business Day, shall thereafter bear interest on the amount thereof from time to time outstanding at the Default Rate. In such event, each Lender's payment to the relevant Agent for the account of the LC Issuer pursuant to Section 2.10(c)(ii) shall be deemed payment in respect of its participation in such LC Borrowing and shall constitute an LC Advance from such Lender in satisfaction of its participation obligation under this Section 2.10.

            (iv)  Until each Lender funds its Loan or LC Advance pursuant to this Section 2.10(c) to reimburse an LC Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's US Percentage Share or Canadian Percentage Share, as applicable, of such amount shall be solely for the account of such LC Issuer.

            (v)   Each Lender's obligation to make Loans or LC Advances to reimburse an LC Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.10(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against an LC Issuer, any Borrower, any Restricted Person or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Loans pursuant to this Section 2.10(c) is subject to the amount of unutilized portion of the US Total Committed Amount or Canadian Total Committed Amount, as applicable, and the conditions set forth in Article IV (without giving effect to Borrower's failure to so reimburse such LC Issuer pursuant to Section 2.10(c)(i) above). No such making of an LC Advance shall relieve or otherwise impair the obligation of a Borrower to reimburse an LC Issuer for the amount of any payment made by the LC Issuer under any Letter of Credit issued at the request of such Borrower, together with interest as provided herein.

            (vi)  If any Lender fails to make available to the relevant Agent for the account of an LC Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.10(c) by the time specified in Section 2.10(c)(ii), the LC Issuer shall be entitled to recover from such Lender (acting through the relevant Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the LC Issuer at a rate per annum equal to the greater of (a) the Federal Funds Rate as to US Lenders, and at the "Bank Rate" as set by the Bank of Canada, as quoted on Reuters page BOCFAD, as to Canadian Lenders, and (b) a rate determined by the LC Issuer in accordance with banking industry rules on interbank compensation. A certificate of the LC Issuer submitted to any Lender (through the relevant Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

          (d)    Repayment of Participations.

            (i)    At any time after an LC Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's LC Advance in respect of such payment in accordance with Section 2.10(c), if the relevant Agent receives for the account of the LC Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the appropriate Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the relevant Agent), the relevant Agent will distribute to such Lender its US Percentage Share or Canadian Percentage Share, as applicable, thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's LC Advance was outstanding) in the same funds as those received by such Agent.

            (ii)   If any payment received by the relevant Agent for the account of an LC Issuer pursuant to Section 2.10(c)(i) is required to be returned under any of the circumstances described in Section 10.12 (including pursuant to any settlement entered into by an LC Issuer in its discretion), each Lender shall pay to the relevant Agent for the account of such LC Issuer its US Percentage Share or Canadian Percentage Share, as applicable, thereof on demand of the relevant Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to (A) the Federal Funds Rate, as to US Letters of Credit or Dollar-denominated Canadian Letters of Credit, or (B) the "Bank Rate" as set by the Bank of Canada, as quoted on Reuters page BOCFAD, as to Canadian Dollar-denominated Canadian Letters of Credit, from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

          (e)    Obligations Absolute.    The obligation of each Borrower to reimburse an LC Issuer for each drawing under each Letter of Credit issued at the request of such Borrower and to repay each LC Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

            (i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

            (ii)   the existence of any claim, counterclaim, setoff, defense or other right that such Borrower or any Restricted Person may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any LC Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

            (iii)  any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

            (iv)  any payment by any LC Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by any LC Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any debtor relief Law;

            (v)   any adverse change in the relevant exchange rates or in the availability of the Canadian Dollar to a Canadian Borrower or any Subsidiary or in the relevant currency markets generally; or

            (vi)  any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower or any Restricted Person or any Subsidiary.

Each Borrower shall promptly examine a copy of each Letter of Credit requested by it and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower's instructions or other irregularity, such Borrower will immediately notify the appropriate LC Issuer, and the LC Issuer will correct such claim in conformity with such Borrower's instructions or as otherwise agreed between such Borrower and such LC Issuer, subject to the terms hereof. Each Borrower shall be conclusively deemed to have waived any such claim against the LC Issuer and its correspondents with respect to any Letter of Credit issued at such Borrower's request unless such notice is given as aforesaid.

          (f)    Role of LC Issuer.    Each Lender and each Borrower agrees that, in paying any drawing under a Letter of Credit, no LC Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the LC Issuers, Agents, any of their respective Related Parties nor any correspondent, participant or assignee of an LC Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Majority Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude a Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the LC Issuers, the Agents, any of their respective Related Parties nor any correspondent, participant or assignee of an LC Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.10(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against an LC Issuer, and an LC Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by an LC Issuer's willful misconduct, gross negligence or material breach of any of its obligations hereunder or under any Issuer Document or under any Letter of Credit issued on such Borrower's behalf after the presentation to such LC Issuer by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an LC Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and an LC Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          (g)    Cash Collateral.

            (i)    Within one Business Day following the request of the relevant Agent, (A) if an LC Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an LC Borrowing that remains outstanding for more than two Business Days thereafter, or (B) if, as of the Letter of Credit Expiration Date, any LC Obligation with respect to any Borrower for any reason remains outstanding, such Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all such LC Obligations.

            (ii)   The Canadian Administrative Agent may, at any time and from time to time after the initial deposit of non Canadian Dollar-denominated Cash Collateral securing any Canadian Dollar-denominated Canadian Letter of Credit, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

            (iii)  For purposes of this Agreement, "Cash Collateralize" means to pledge and deposit with or deliver to the relevant Agent, for the benefit of the appropriate LC Issuer and Lenders, as collateral for the applicable LC Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the relevant Agent and such LC Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. US Borrower hereby grants to the Administrative Agent, and each Canadian Borrower hereby grants to the Canadian Administrative Agent, for the benefit of the US LC Issuer and US Lenders, and the Canadian LC Issuer and the Canadian Lenders, respectively, as applicable and to the extent of each of their respective interests in any such cash or deposit account balances, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts at the Administrative Agent.

When the LC Borrowing giving rise to the posting of Cash Collateral has been discharged or such Borrower otherwise has no LC Obligations outstanding, and no other event of the nature described in Section 2.10(g)(i)(A) then exists, any Lien on any Cash Collateral shall automatically terminate and the relevant Agent will promptly return such Cash Collateral to the Borrower originally pledging such Cash Collateral.

          (h)    Applicability of ISP.    Unless otherwise expressly agreed by an LC Issuer and a Borrower when a Letter of Credit is issued (including any such agreement applicable to any Letter of Credit outstanding under the Existing Agreement as of the Closing Date), the rules of the ISP shall apply to each Letter of Credit.

          (i)    Letter of Credit Fees.    Each Borrower shall pay, solely with respect to the Letters of Credit issued at the request of such Borrower, to the relevant Agent for the account of each US Lender or Canadian Lender, as appropriate, in accordance with such Lender's US Percentage Share or Canadian Percentage Share, respectively, a Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit equal to the Applicable Margin for Eurodollar Loans times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.6. Letter of Credit Fees shall be computed on a quarterly basis in arrears and shall be due and payable on the first Business Day after the end of each March, June, September and December. If there is any change in such Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by such Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

          (j)    Fronting Fee and Documentary and Processing Charges Payable to LC Issuer.    Each Borrower shall pay directly to the appropriate LC Issuer for its own account a fronting fee solely with respect to each Letter of Credit requested by such Borrower, at such rate as agreed to by Borrower and such LC Issuer, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each March, June, September and December. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.6. In addition, each Borrower shall pay directly to each LC Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such LC Issuer relating to letters of credit as from time to time in effect, effective schedules of which will be provided to US Borrower upon request. Such customary fees and standard costs and charges are due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December and are nonrefundable.

          (k)    Conflict with Issuer Documents.    In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

          (l)    Transferees of Letters of Credit.    If any Letter of Credit provides that it is transferable, the LC Issuer thereof shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall such LC Issuer be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by such LC Issuer to any purported transferee or transferees as determined by such LC Issuer is hereby authorized and approved, and the Borrower requesting such Letter of Credit releases each Lender Party from, and agrees to hold each Lender Party harmless and indemnified against, any liability or claim in connection with or arising out of the foregoing, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY, provided only that no Lender Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

        Section 2.11.    Creation of Bankers' Acceptances.    Upon receipt of a Borrowing Notice requesting a Borrowing by way of Bankers' Acceptances, and subject to the provisions of this Agreement, each Canadian Lender shall accept, in accordance with its Canadian Percentage Share of the requested Borrowing from time to time such Bankers' Acceptances as either Canadian Borrower shall request provided that:

          (a)   Bankers' Acceptances shall be issued on a Business Day;

          (b)   each Bankers' Acceptance shall have a term of one, two, three or six months (excluding days of grace), as selected by such Canadian Borrower in the relevant Borrowing Notice provided that each Bankers' Acceptance shall mature on a Business Day;

          (c)   the face amount of each Bankers' Acceptance shall be not less than C$3,000,000 and in multiples of C$100,000 for any amounts in excess thereof; and

          (d)   each Bankers' Acceptance shall be in a form acceptable to the Canadian Administrative Agent.

        Section 2.12.    Terms of Acceptance by Canadian Lenders.

          (a)    Delivery and Payment.    Subject to Sections 2.13 and 2.14 and only if a valid appointment pursuant to Section 2.12(d) is not in place, each Canadian Borrower shall pre-sign and deliver to each Canadian Lender bankers' acceptance drafts in sufficient quantity to meet each Canadian Borrower's requirements for anticipated Borrowings by way of Bankers' Acceptances. Each Canadian Borrower shall, at its option, provide for payment to Canadian Administrative Agent for the benefit of Canadian Lenders of each Bankers' Acceptance on the date on which a Bankers' Acceptance matures, either by payment of the full face amount thereof or through utilization of a Conversion to another Type of Borrowing in accordance with this Agreement, or through a combination thereof. Each Canadian Borrower waives presentment for payment of Bankers' Acceptances by Canadian Lenders and shall not claim from Canadian Lenders any days of grace for the payment at maturity of Bankers' Acceptances. Any amount owing by a Canadian Borrower in respect of any Bankers' Acceptance which is not paid in accordance with the foregoing, shall, as and from the date on which such Bankers' Acceptance matures, be deemed to be outstanding hereunder as a Canadian Prime Rate Loan.

          (b)    No Liability.    Canadian Administrative Agent and Canadian Lenders shall not be liable for any damage, loss or improper use of any bankers' acceptance draft endorsed in blank except for any loss arising by reason of Canadian Administrative Agent or a Canadian Lender failing to use the same standard of care in the custody of such bankers' acceptance drafts as Canadian Administrative Agent or such Canadian Lender use in the custody of their own property of a similar nature.

          (c)    Bankers' Acceptances Purchased by Canadian Lenders.    Each Canadian Lender shall purchase Bankers' Acceptances accepted by it for an amount equal to the Discount Proceeds.

          (d)    Power of Attorney.    To facilitate the procedures contemplated in this Agreement, each Canadian Borrower appoints each Canadian Lender from time to time as the attorney-in-fact of such Canadian Borrower to execute, endorse and deliver on behalf of such Canadian Borrower drafts or depository bills in the form or forms prescribed by such Canadian Lender for Bankers' Acceptances denominated in Canadian Dollars. Each Bankers' Acceptance executed and delivered by a Canadian Lender on behalf of a Canadian Borrower shall be as binding upon such Canadian Borrower as if it had been executed and delivered by a duly authorized officer of such Canadian Borrower. The foregoing appointment shall cease to be effective, in respect of any Canadian Lender regarding a Canadian Borrower, three Business Days following receipt by such Canadian Lender of a written notice from such Canadian Borrower revoking such appointment (which notice shall be copied to the Canadian Administrative Agent); provided that any such revocation shall not affect Bankers' Acceptances previously executed and delivered by such Canadian Lender pursuant to such appointment.

          (e)    Pro-Rata Treatment of Canadian Advances.

            (i)    Each Canadian Advance shall be made available by each Canadian Lender and all repayments and reductions in respect thereof shall be made and applied in a manner so that the Canadian Advances outstanding hereunder to each Canadian Lender will, to the extent possible, thereafter be pro rata in accordance with such Canadian Lender's Canadian Percentage Share. The Canadian Administrative Agent is authorized by Canadian Borrowers and each Canadian Lender to determine, in its sole and unfettered discretion, the portion of each Canadian Advance and each Type of Canadian Advance to be made available by each Canadian Lender to such Canadian Borrower and the application of repayments and reductions of Canadian Advances to give effect to the provisions of this section, provided that no Canadian Lender shall, as a result of any such determination, have a Canadian Percentage Share of the aggregate Canadian Advances which is in excess of its Canadian Percentage Share of the Canadian Total Committed Amount.

            (ii)   In the event it is not practicable to allocate Bankers' Acceptances to each Canadian Lender such that the aggregate amount of Bankers' Acceptances required to be purchased by such Canadian Lender hereunder is in a whole multiple of C$100,000, the Canadian Administrative Agent is authorized by each Canadian Borrower and each Canadian Lender to make such allocation as the Canadian Administrative Agent determines in its sole and unfettered discretion may be equitable in the circumstances and, if the aggregate amount of such Bankers' Acceptances is not a whole multiple of C$100,000, then the Canadian Administrative Agent may allocate (on a basis considered by it to be equitable) the excess of such Canadian Advance over the next lowest whole multiple of C$100,000 to one Canadian Lender, which shall purchase a Bankers' Acceptance with a face amount equal to the excess and having the same term as the corresponding Bankers' Acceptances. In no event shall the portion of the outstanding Borrowings by way of Bankers' Acceptances of a Canadian Lender exceed such Canadian Lenders' Canadian Percentage Share of the aggregate Borrowings by way of Bankers' Acceptances by more than C$100,000 as a result of such exercise of discretion by the Canadian Administrative Agent.

          (f)    BA Equivalent Advances.    Each Canadian Lender may, in lieu of accepting a BA on the date of any Borrowing, make a BA Equivalent Advance. The amount of each BA Equivalent Advance shall be equal to the Discount Proceeds (with reference to the applicable BA Discount Rate) which would be realized from a hypothetical sale of those BAs which, but for this subsection, would have been sold to such Canadian Lender. If such Canadian Lender does not otherwise have a BA Discount Rate applicable to it, the applicable BA Discount Rate will be calculated as though such Canadian Lender was listed on Schedule II or Schedule III of the Bank Act (Canada). Any BA Equivalent Advance shall be made on the relevant date of any Borrowing, and shall remain outstanding for the term of the corresponding BA. On the maturity date of the corresponding BA, such BA Equivalent Advance shall be repaid in an amount equal to the face amount of a draft that would have been accepted by such Canadian Lender if such Canadian Lender had accepted and purchase BA hereunder. Each BA Equivalent Advance made pursuant to this subsection shall be deemed to be a BA accepted and purchased by such Canadian Lender pursuant to the terms hereof, and except in this subsection, any reference to a BA shall include such BA Equivalent Advance.

        Section 2.13.    General Procedures for Bankers' Acceptances.

          (a)    Continuations.    In the case of a Continuation of maturing Bankers' Acceptances of a Canadian Borrower, each Canadian Lender in order to satisfy the continuing liability of such Canadian Borrower to the Canadian Lender for the face amount of the maturing Bankers'

  Acceptances, shall retain for its own account the Net Proceeds of each new Bankers' Acceptance issued by it in connection with such Continuation; and each Canadian Borrower shall, on the maturity date of the maturing Bankers' Acceptances of such Canadian Borrower, pay to Canadian Administrative Agent for the benefit of Canadian Lenders an amount equal to the difference between the face amount of such maturing Bankers' Acceptances and the aggregate Net Proceeds of such new Bankers' Acceptances.

          (b)    Conversion from Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans.    In the case of a Conversion from a Borrowing of Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans to a Canadian Borrower into a Borrowing by way of Bankers' Acceptances to be accepted by a Canadian Lender pursuant to Section 2.12, such Canadian Lender, in order to satisfy the continuing liability of such Canadian Borrower to it for the principal amount of the Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans being converted, shall retain for its own account the Discount Proceeds of each new Bankers' Acceptance issued by it in connection with such Conversion; and such Canadian Borrower shall, on the date of issuance of the Bankers' Acceptances, pay to Canadian Administrative Agent for the benefit of Canadian Lenders an amount equal to the difference between the aggregate principal amount of the Canadian Prime Rate Loans or Canadian US Dollar Base Rate Loans being converted owing to the Canadian Lenders and the aggregate Discount Proceeds of such Bankers' Acceptances.

          (c)    Authorization.    Each Canadian Borrower hereby authorizes each Canadian Lender to complete, stamp, hold, sell, rediscount or otherwise dispose of all Bankers' Acceptances of such Canadian Borrower accepted by it pursuant to this section in accordance with the instructions provided by such Canadian Borrower pursuant to Section 2.3, as applicable.

          (d)    Depository Notes.    The parties agree that in the administering of Bankers' Acceptances, each Canadian Lender may avail itself of the debt clearing services offered by a clearing house for depository notes pursuant to the Depository Bills and Notes Act (Canada) and that the procedures set forth in Article II be deemed amended to the extent necessary to comply with the requirements of such debt clearing services.

        Section 2.14.    Execution of Bankers' Acceptances.    The signatures of any authorized signatory on Bankers' Acceptances which are authorized and requested hereunder by a Canadian Borrower may, at the option of such Canadian Borrower, be reproduced in facsimile and such Bankers' Acceptances bearing such facsimile signatures shall be binding on such Canadian Borrower as if they had been manually signed by such authorized signatory. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as a signatory may no longer be an authorized signatory of such Canadian Borrower at the date of issuance of a Bankers' Acceptance, and notwithstanding that the signature affixed may be a reproduction only, such signature shall, unless prior to its use such Canadian Borrower has notified the Canadian Administrative Agent in writing to contrary, nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and as if such signature had been manually applied, and any such Bankers' Acceptance so signed shall be binding on such Canadian Borrower.

        Section 2.15.    Prepayment of Bankers' Acceptances.    Any amounts received by Canadian Administrative Agent to be applied to outstanding Bankers' Acceptances, whether pursuant to an Event of Default and acceleration of the Obligations under Section 8.1 or a prepayment as permitted or required under Section 2.8 or 2.9, shall be deposited into an escrow account maintained by and in the name of Canadian Administrative Agent for the benefit of Canadian Lenders for set-off against such outstanding Bankers' Acceptances as they mature, and pending such application shall bear interest at the rate declared by Canadian Administrative Agent from time to time as that payable by it in respect of deposits for such amount and for such period relative to the maturity date of such Bankers' Acceptances, as applicable. Upon the repayment of all such outstanding Bankers' Acceptances, any amounts remaining (including accrued interest) will (i) during the continuance of an Event of Default, be subject to such remedies as each Lender Party may have hereunder or under applicable Law, or (ii) otherwise, be released to the appropriate Canadian Borrower.

ARTICLE III.—Payments to Lenders

        Section 3.1.    General Procedures.

          (a)   Each Restricted Person shall pay all amounts owing by such Restricted Person with respect to any US Obligations (whether for principal, interest, fees, or otherwise) to Administrative Agent for the account of the US Lender Party to whom such payment is owed in Dollars, without set-off, deduction or counterclaim, and in immediately available funds and each Restricted Person shall pay all amounts owing by such Restricted Person with respect to any Canadian Obligations (whether for principal, interest, fees, or otherwise) to Canadian Administrative Agent for the account of the Canadian Lender Party to whom such payment is owed in the currency such Canadian Loans were funded, without set-off, deduction or counterclaim, and in immediately available funds. If any payment is received on account of any US Obligation in any currency other than Dollars (whether voluntarily or pursuant to any order or judgment or the enforcement thereof or the realization of any security or the liquidation of any Person or otherwise howsoever), such payment shall constitute a discharge of the liability of a Restricted Person hereunder and under the other Loan Documents in respect of such US Obligation only to the extent of the amount of Dollars which the relevant Lender Parties are able to purchase with the amount of the other currency received by it on the Business Day next following such receipt by the Administrative Agent in accordance with its normal procedures and after deducting any premium and costs of exchange. If any payment is received on account of any Canadian Obligation in any currency other than the currency such Canadian Loans were funded (whether voluntarily or pursuant to any order or judgment or the enforcement thereof or the realization of any security or the liquidation of any Person or otherwise howsoever), such payment shall constitute a discharge of the liability of a Restricted Person hereunder and under the other Loan Documents in respect of such Canadian Obligation only to the extent of the amount of Canadian Dollars or Dollars, as the case may be, which the relevant Lender Parties are able to purchase with the amount of the other currency received by it on the Business Day next following such receipt by Canadian Administrative Agent in accordance with its normal procedures and after deducting any premium and costs of exchange; provided, however, if the Canadian LC Issuer is paid Dollars pursuant to Section 2.10(c)(i), such payment shall constitute a full discharge of the liability to which such payment relates. Each payment under the Loan Documents must be received by the relevant Agent not later than noon, New York, New York time or Toronto, Ontario time, as the case may be, on the date such payment becomes due and payable, unless otherwise expressly provided herein. Any payment received by the relevant Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document to a US Lender Party shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Administrative Agent's US Note. Each Payment under a Loan Document to a Canadian Lender Party shall be due and payable at the place provided therein, and, if no specific place of payment is provided, shall be due and payable at the place of payment in Canadian Administrative Agent's Canadian Note.

          (b)   When Administrative Agent collects or receives money on account of the US Obligations, Administrative Agent shall distribute all money so collected or received, and each US Lender Party shall apply all such money so distributed, as follows:

            (i)    first, for the payment of all US Obligations which are then due (and if such money is insufficient to pay all such US Obligations, first to any reimbursements due Administrative

    Agent under Section 10.4 and then to the partial payment of all other US Obligations then due in proportion to the amounts thereof, or as US Lender Parties shall otherwise agree);

            (ii)   then for the prepayment of amounts owing under the Loan Documents (other than principal on the US Notes) if so specified by US Borrower;

            (iii)  then for the prepayment of principal on the US Notes, together with accrued and unpaid interest on the principal so prepaid, or held by US LC Issuer and applied to US LC Obligations as they mature; and

            (iv)  last, for the payment or prepayment of any other US Obligations.

All payments applied to principal or interest on any US Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and accrued interest thereon in compliance with Sections 2.8 and 2.9, as applicable. All distributions of amounts described in any of subsections (ii), (iii), or (iv) above shall be made by Administrative Agent pro rata to each US Lender Party then owed US Obligations described in such subsection in proportion to all amounts owed to all US Lender Parties which are described in such subsection; provided that if any US Lender then owes payments to US LC Issuer for the purchase of a participation under Section 2.10(a) or to Administrative Agent under Section 9.10, any amounts otherwise distributable under this section to such US Lender shall be deemed to belong to US LC Issuer, or Administrative Agent, respectively, to the extent of such unpaid payments, and Administrative Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such US Lender.

          (c)   When Canadian Administrative Agent collects or receives money on account of the Canadian Obligations, other than as provided in Section 3.9, Canadian Administrative Agent shall distribute all money so collected or received, and each Canadian Lender Party shall apply all such money so distributed, as follows:

            (i)    first, for the payment of all Canadian Obligations which are then due (and if such money is insufficient to pay all such Canadian Obligations, first to any reimbursements due Canadian Administrative Agent under 10.4 and then to the partial payment of all other Canadian Obligations then due in proportion to the amounts thereof, or as Canadian Lender Parties shall otherwise agree);

            (ii)   then for the prepayment of amounts owing under the Loan Documents (other than principal on the Canadian Notes) if so specified by a Canadian Borrower;

            (iii)  then for the prepayment of principal on the Canadian Notes, together with accrued and unpaid interest on the principal so prepaid, or held by Canadian LC Issuer and applied to Canadian LC Obligations as they mature; and

            (iv)  last, for the payment or prepayment of any other Canadian Obligations.

All payments applied to principal or interest on any Canadian Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and accrued interest thereon in compliance with Sections 2.8 and 2.9, as applicable. All distributions of amounts described in any of subsections (ii), (iii), or (iv) above shall be made by Canadian Administrative Agent pro rata to each Canadian Lender Party then owed Canadian Obligations described in such subsection in proportion to all amounts owed to all Canadian Lender Parties which are described in such subsection; provided that if any Canadian Lender then owes payments to Canadian LC Issuer for the purchase of a participation under Section 2.10(a) or to Canadian Administrative Agent under Section 9.10, any amounts otherwise distributable under this section to such Canadian Lender shall be deemed to belong to Canadian LC Issuer, or Canadian Administrative Agent, respectively, to the extent of such unpaid payments, and Canadian Administrative Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Canadian Lender.

        Section 3.2.    Capital Reimbursement.    If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling any Lender Party, then, within five Business Days after demand by such Lender Party, the relevant Borrower will pay to the relevant Agent for the benefit of such Lender Party, from time to time as specified by such Lender Party, such additional amount or amounts which such Lender Party shall determine to be appropriate to compensate such Lender Party or any corporation controlling such Lender Party in light of such circumstances, to the extent that such Lender Party reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Lender Party's Loans, Letters of Credit, participations in Letters of Credit, in Banker's Acceptances, or commitments under this Agreement.

        Section 3.3.    Increased Cost of Eurodollar Loans or Letters of Credit.    If any applicable Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law):

          (a)   shall change the basis of taxation of payments to any Lender Party of any principal, interest, or other amounts attributable to any Eurodollar Loan or Letter of Credit or otherwise due under this Agreement in respect of any Eurodollar Loan or Letter of Credit (other than taxes imposed on, or measured by, the overall net income of such Lender Party or any Applicable Lending Office of such Lender Party by any jurisdiction in which such Lender Party or any such Applicable Lending Office is located); or

          (b)   shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Eurodollar Loan or any Letter of Credit (excluding those for which such Lender Party is fully compensated pursuant to adjustments made in the definition of Eurodollar Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender Party; or

          (c)   shall impose on any Lender Party or the interbank Eurocurrency deposit market any other condition affecting any Eurodollar Loan or Letter of Credit, the result of which is to increase the cost to any Lender Party of funding or maintaining any Eurodollar Loan or of issuing any Letter of Credit or to reduce the amount of any sum receivable by any Lender Party in respect of any Eurodollar Loan or Letter of Credit by an amount deemed by such Lender Party to be material, then such Lender Party shall promptly notify relevant Agent and relevant Borrower in writing of the happening of such event and of the amount required to compensate such Lender Party for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) relevant Borrower shall, within five Business Days after demand therefor by such Lender Party, pay such amount to relevant Agent for the account of such Lender Party and (ii) relevant Borrower may elect, by giving to relevant Agent and such Lender Party not less than three Business Days' notice, to Convert all (but not less than all) of any such Eurodollar Loans into Base Rate Loans.

        Section 3.4.    Notice; Change of Applicable Lending Office.    A Lender Party shall notify the relevant Borrower of any event occurring after the date of this Agreement that will entitle such Lender Party to compensation under Section 3.2, 3.3, or 3.5 hereof as promptly as practicable, but in any event within 180 days, after such Lender Party obtains actual knowledge thereof; provided, that (i) if such

Lender Party fails to give such notice within 180 days after it obtains actual knowledge of such an event, such Lender Party shall, with respect to compensation payable pursuant to Section 3.2, 3.3, or 3.5 in respect of any costs resulting from such event, only be entitled to payment under Section 3.2, 3.3, or 3.5 hereof for costs incurred from and after the date 180 days prior to the date that such Lender Party does give such notice and (ii) such Lender Party will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender Party, be disadvantageous to such Lender Party, except that such Lender Party shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender Party will furnish to the relevant Borrower a certificate setting forth the basis and amount of each request by such Lender Party for compensation under Section 3.2, 3.3, or 3.5 hereof.

        Section 3.5.    Availability.    If (a) any change in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender Party to fund or maintain Eurodollar Loans, accept BA's or to issue or participate in Letters of Credit, or shall materially restrict the authority of any Lender Party to purchase or take offshore deposits of dollars (i.e., "Eurodollars"), or (b) any Lender Party determines that matching deposits appropriate to fund or maintain any Eurodollar Loan are not available to it, or (c) any Lender Party determines that the formula for calculating the Eurodollar Rate does not fairly reflect the cost to such Lender Party of making or maintaining loans based on such rate, in each case with respect to the relevant Commitment hereunder, then, upon notice by such Lender Party to the relevant Borrower and the relevant Agent, such Borrower's right to elect Eurodollar Loans from such Lender Party or issue BA's (or, if applicable, to obtain Letters of Credit) shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Eurodollar Loans of such Lender Party which are then outstanding and all BA's which are then outstanding or are then the subject of any Borrowing Notice and which cannot lawfully or practicably be maintained, funded or accepted shall immediately become or remain, or shall be funded as, Base Rate Loans of such Lender Party. With respect to each Commitment, the relevant Borrower agrees to indemnify each Lender Party extending credit pursuant thereto, and hold each such Lender Party harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

        Section 3.6.    Funding Losses.    In addition to its other obligations hereunder, with respect to each Commitment, the relevant Borrower will indemnify each Lender Party extending credit pursuant thereto against, and reimburse each Lender Party on demand for, any loss or expense incurred or sustained by such Lender Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender Party to fund or maintain Eurodollar Loans), as a result of (a) any payment or prepayment (whether or not authorized or required hereunder) of all or a portion of a Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether or not required hereunder, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice, if such payment or prepayment prevents such Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Continuation/Conversion Notice to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Restricted Person, or (d) any Conversion (whether or not authorized or required hereunder) of all or any portion of any Eurodollar Loan into a Base Rate Loan or into a different Eurodollar Loan on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

        Section 3.7.    Reimbursable Taxes.    With respect to the Commitments, the relevant Borrower thereunder covenants and agrees with each Lender Party extending credit pursuant thereto that:

          (a)   Such Borrower will indemnify each such Lender Party against and reimburse each such Lender Party for all present and future stamp and other taxes, duties, levies, imposts, deductions, charges, costs, and withholdings whatsoever imposed, assessed, levied or collected on or in respect of this Agreement, any Eurodollar Loans, any BA's or Letters of Credit (whether or not legally or correctly imposed, assessed, levied or collected) including all taxes imposed pursuant to Part XIII of the Income Tax Act (Canada) and any withholding or other taxes imposed on any Lender Party under Canadian Law, excluding, however, any taxes imposed on or measured by the overall net income of any Agent or such Lender Party or any Applicable Lending Office of such Lender Party by any jurisdiction in which such Lender Party or any such Applicable Lending Office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

          (b)   All payments on account of the principal of, and interest on, each such Lender Party's Loans and Notes, and all other amounts payable by such Borrower to any such Lender Party hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of the relevant Borrower. In the event of any such Borrower being compelled by Law to make any such deduction or withholding from any payment to any such Lender Party, such Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by such Lender Party after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If any such Borrower should make any deduction or withholding as aforesaid, such Borrower shall within 60 days thereafter forward to such Lender Party an official receipt or other official document evidencing payment of such deduction or withholding.

          (c)   If any such Borrower is ever required to pay any Reimbursable Tax with respect to any Eurodollar Loan, such Borrower may elect, by giving to the relevant Agent and such Lender Party not less than three Business Days' notice, to Convert all (but not less than all) of any such Eurodollar Loan into a Base Rate Loan, but such election shall not diminish such Borrower's obligation to pay all Reimbursable Taxes.

          (d)   Notwithstanding the foregoing provisions of this section, such Borrower shall be entitled, to the extent it is required to do so by Law, to deduct or withhold (and not to make any indemnification or reimbursement for) income or other similar taxes imposed by the United States of America or Canada (other than any portion thereof attributable to a change in federal income tax Laws effected after the date hereof) from interest, fees or other amounts payable hereunder for the account of such Lender Party, other than such a Lender Party (i) who is a US person for Federal income tax purposes or (ii) who has the Prescribed Forms on file with Administrative Agent (with copies provided to the relevant Borrower) for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if such Borrower shall so deduct or withhold any such taxes, it shall provide a statement to Administrative Agent and such Lender Party, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender Party may reasonably request for assisting such Lender Party to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender Party is subject to tax. As used in this section, "Prescribed Forms" means such duly executed forms or statements, and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of (x) an income tax treaty between the United States and the country of residence of such Lender Party providing the forms or statements, (y) the Code, or (z) any applicable rules or regulations thereunder, permit such Borrower to make payments hereunder for the account of such Lender Party free of such deduction or withholding of income or similar taxes.

        Section 3.8.    Replacement of Lenders.    If any Lender Party requests compensation under Sections 3.2 through 3.7 or if any Lender Party has failed to fund any portion of the Loans or participations in LC Obligations required to be funded by it hereunder or failed to issue any Letter of Credit required to be issued by it hereunder, in either case within two Business Days of the date required for such funding or issuance by it hereunder, notwithstanding subsequent cure, then any Borrower may, at its sole expense (except as otherwise provided hereunder) and effort, upon notice to such Lender Party and the relevant Agent, require such Lender Party to assign and delegate (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.5), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender Party, if a Lender Party accepts such assignment), provided that:

          (a)   such Lender Party shall have received payment of an amount equal to the outstanding principal of its Loans and LC Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.6) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts); and

          (b)   such assignment does not conflict with applicable Laws.

Notwithstanding the foregoing rights of each Borrower under this section, however, Borrowers may not replace any Lender Party which seeks reimbursement for increased costs under Section 3.2 through 3.7 unless such Borrower is at the same time replacing all Lender Parties which are then seeking such compensation.

        Section 3.9.    Currency Conversion and Indemnity.

          (a)   If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the "Judgment Currency") any amount due under a Loan Document in the currency in which it was effected (the "Agreed Currency") then the conversion shall be made on the basis of the rate of exchange prevailing on the Business Day preceding the date such judgment is given and in any event each Restricted Person obligated to pay such Obligation shall be obligated to pay the relevant Lender Parties any deficiency in accordance with Section 3.9(b). For the foregoing purposes "rate of exchange" means the rate at which the relevant Agent, as applicable, in accordance with its normal banking procedures is able on the relevant date to purchase the Agreed Currency with the Judgment Currency after deducting any premium and costs of exchange.

          (b)   If any Lender Party receives any payment or payments on account of the liability of a Restricted Person under the Loan Documents pursuant to any judgment or order in any currency other than the Agreed Currency (an "Other Currency"), and the amount of the Agreed Currency which the relevant Lender Party is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of the Agreed Currency due in respect of such Obligations immediately prior to such judgment or order, then the Borrower owing such Obligation on demand shall, and such Borrower hereby agrees to, indemnify and save such Lender Party harmless from and against any loss, cost or expense arising out of or in connection with such deficiency. The agreement of indemnity provided for in this Section 3.9(b) shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lender Parties or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

ARTICLE IV.—Conditions Precedent to Lending

        Section 4.1.    Documents to be Delivered.    No Lender has any obligation to make its first Loan, and no LC Issuer has any obligation to issue the first Letter of Credit, unless Administrative Agent shall have received all of the following, at Administrative Agent's office in Boston, Massachusetts, duly executed and delivered and in form, substance and date satisfactory to Administrative Agent, each of which was so executed and delivered:

          (a)   This Agreement and any other document that Lenders are to execute in connection herewith.

          (b)   Each Note and the guaranty of each Guarantor.

          (c)   Certain certificates including:

            (i)    An "Omnibus Certificate" of the secretary or assistant secretary and any vice president of GP LLC, which shall contain the names and signatures of the officers of GP LLC authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of US Borrower and all amendments thereto, certified by the appropriate official of its jurisdiction of organization, and (3) a copy of the agreement of limited partnership of US Borrower;

            (ii)   An "Omnibus Certificate" of the secretary or assistant secretary and any vice president of Plains Marketing GP Inc., which shall contain the names and signatures of the officers of such company authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the board of directors of such company and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of each Significant Restricted Person, other than those Significant Restricted Persons whose charter documents are attached to the certificates described in Section 4.1(c)(i) above or Section 4.1(c)(iii) below and all amendments thereto, certified by the appropriate official of its jurisdiction of organization, and (3) a copy of any bylaws or agreement of limited partnership of such Significant Restricted Persons;

            (iii)  An "Omnibus Certificate" of the secretary or assistant secretary and any vice president of PMC (Nova Scotia) Company, which shall contain the names and signatures of the officers of PMC (Nova Scotia) Company authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the board of directors of PMC (Nova Scotia) Company and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of PMC (Nova Scotia) Company and Plains Marketing Canada, L.P. and all amendments thereto, certified by the appropriate official of its jurisdiction of organization, and (3) a copy of the bylaws of PMC (Nova Scotia) Company and the agreement of limited partnership of Plains Marketing Canada, L.P.; and

            (iv)  A certificate of the chief financial officer of GP LLC, regarding satisfaction of Section 4.2.

          (d)   A certificate (or certificates) of the due formation, valid existence and good standing of each Significant Restricted Person in its respective jurisdiction of organization, issued by the appropriate authorities of such jurisdiction.

          (e)   Favorable opinions of Tim Moore, Esq., General Counsel for Restricted Persons, substantially in the form set forth in Exhibit E-1, Fulbright & Jaworski L.L.P., special Texas and New York counsel to Restricted Persons, substantially in the form set forth in Exhibit E-2, and Bennett Jones LLP, special Canadian Counsel for Restricted Persons, substantially in the form set forth in Exhibit E-3.

          (f)    Financial projections for US Borrower and its Subsidiaries through December 2007, in form and substance reasonably satisfactory to Administrative Agent.

          (g)   Consolidated financial statements of US Borrower and its Subsidiaries as of June 30, 2004, reflecting compliance with Sections 7.8 and 7.9, together with a certificate by the chief financial officer of GP LLC certifying such financial statements.

          (h)   No Material Adverse Change shall have occurred since December 31, 2003.

          (i)    Administrative Agent shall have received all documents and instruments which Administrative Agent has then requested (including opinions of legal counsel for Restricted Persons and Administrative Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrowers and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Administrative Agent in form and substance.

          (j)    Payment of all commitment, facility, agency and other fees required to be paid to any Agent or Lender pursuant to any Loan Documents or any commitment agreement heretofore entered into.

          (k)   Evidence of the payment in full of all outstanding Indebtedness under the Existing Agreement, the release of all Liens securing such Indebtedness, and termination of the Existing Agreement.

        Without limiting the generality of the provisions of Section 9.4, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto, and Administrative Agent hereby agrees to promptly provide US Borrower with a copy of any such notice received by Administrative Agent.

        Section 4.2.    Additional Conditions Precedent.    No Lender has any obligation to make any Loan (including its first), and no LC Issuer has any obligation to issue any Letter of Credit (including its first), unless the following conditions precedent have been satisfied:

          (a)   All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Loan or the date of issuance of such Letter of Credit as if such representations and warranties had been made as of the date of such Loan or the date of issuance of such Letter of Credit except to the extent that such representation or warranty was made as of a specific date or updated, modified or supplemented as of a subsequent date with the consent of Majority Lenders, then in each such case, such other date.

          (b)   No Default shall exist at the date of such Loan or the date of issuance of such Letter of Credit or result from such Loan or such issuance of such Letter of Credit.

ARTICLE V.—Representations and Warranties

        To confirm each Lender's understanding concerning Restricted Persons and Restricted Persons' businesses, properties and obligations and to induce each Lender to enter into this Agreement and to extend credit hereunder, each of US Borrower and, with respect to itself and its Subsidiaries, the other Borrowers represents and warrants to each Lender that:

        Section 5.1.    No Default.    No event has occurred and is continuing which constitutes a Default, except as has been waived in accordance with this Agreement.

        Section 5.2.    Organization and Good Standing.    Each Significant Restricted Person is duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of organization or formation, having all requisite corporate or similar powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Significant Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary except where the failure to so qualify would not reasonably be expected to cause a Material Adverse Change.

        Section 5.3.    Authorization.    Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Each Borrower is duly authorized to borrow funds hereunder.

        Section 5.4.    No Conflicts or Consents.    The execution and delivery by each Restricted Person of the Loan Documents to which it is a party, the performance by it of its obligations, and the consummation of the transactions contemplated thereby, do not and will not (i) violate any provision of (1) Law applicable to it, (2) its organizational documents or (3) any judgment, order or material license or permit applicable to or binding upon it, (ii) result in the acceleration of any Indebtedness owed by it or (iii) result in or require the creation of any consensual Lien upon any of its material assets or properties except as expressly contemplated in, or permitted by, the Loan Documents. Except as expressly contemplated in or permitted by the Loan Documents, disclosed in the Disclosure Schedule or disclosed pursuant to Section 6.4, no permit, consent, approval, authorization or order of, and no notice to or filing, registration or qualification with, any Governmental Authority is required on the part of any Restricted Person a party thereto pursuant to the provisions of any material Law applicable to it as a condition to its execution, delivery or performance of any Loan Document or (ii) to consummate any transactions contemplated by the Loan Documents.

        Section 5.5.    Enforceable Obligations.    This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights and general principles of equity.

        Section 5.6.    Initial Financial Statements.    US Borrower has heretofore delivered to each Lender true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present US Borrower's Consolidated financial position at the date thereof and the Consolidated results of US Borrower's operations for the periods thereof, and in the case of the annual Initial Financial Statements, Consolidated cash flows for the period thereof. Except as disclosed pursuant to Section 6.4, since the date of the annual Initial Financial Statements, no Material Adverse Change has occurred. All Initial Financial Statements described in clause (i) of that defined term were prepared in accordance with GAAP.

        Section 5.7.    Other Obligations and Restrictions.    As of the Closing Date, no Restricted Person has any outstanding payment obligations of any kind (including contingent obligations, tax assessments and unusual forward or long-term commitments) which are, in the aggregate, material to US Borrower or material with respect to US Borrower's Consolidated financial condition and not reflected in the Initial Financial Statements, disclosed in the Disclosure Schedule or otherwise permitted under Section 7.1. Except as disclosed in the Disclosure Schedule or pursuant to Section 6.4, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which would reasonably be expected to cause a Material Adverse Change.

        Section 5.8.    Full Disclosure.    No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading as of the date made or deemed made (or if such information expressly relates or refers to an earlier date, as of such earlier date). All written information furnished after the date hereof by or on behalf of any Restricted Person to Administrative Agent or any Lender Party in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect in light of the circumstances in which made or based on reasonable estimates, in each case as of the date on which such information is stated or certified (or if such information expressly relates or refers to an earlier date, as of such earlier date). There is no fact known to any Restricted Person that has not been disclosed to each Lender in writing which would reasonably be expected to cause a Material Adverse Change.

        Section 5.9.    Litigation.    Except as disclosed in the Initial Financial Statements, in the Disclosure Schedule or pursuant to Section 6.4: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person overtly threatened, against any Restricted Person before any Governmental Authority having jurisdiction over it which would reasonably be expected to cause a Material Adverse Change, and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Governmental Authority having jurisdiction over it against any Restricted Person or, to the knowledge of US Borrower, any Restricted Person's stockholders, partners, directors or officers which would reasonably be expected to cause a Material Adverse Change.

        Section 5.10.    ERISA Plans and Liabilities.    All currently existing ERISA Plans are listed in the Disclosure Schedule or pursuant to Section 6.4. Except as disclosed in the Initial Financial Statements, in the Disclosure Schedule or pursuant to Section 6.4, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects, to the extent that the non-compliance therewith would not be reasonably expected to cause a Material Adverse Change. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or disclosed pursuant to Section 6.4: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Code) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $5,000,000.

        Section 5.11.    Compliance with Permits, Consents and Law.    Except as set forth in the Disclosure Schedule or pursuant to Section 6.4, each Restricted Person has all permits, licenses and authorizations required in connection with the conduct of its businesses, except to the extent failure to have any such permit, license or authorization would not reasonably be expected to cause a Material Adverse Change. Except as set forth in the Disclosure Schedule or pursuant to Section 6.4, each Restricted Person is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Law, including applicable Environmental Law, or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent that non-compliance therewith would not reasonably be expected to cause a Material Adverse Change or such term, restriction or otherwise is being contested in good faith or a bona fide dispute exists with respect thereto.

        Section 5.12.    Environmental Laws.    Except as set forth in the Disclosure Schedule or disclosed pursuant to Section 6.4, (i) US Borrower and its Subsidiaries are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in compliance with all licenses and permits required under any such Laws, unless failure to so comply or have such licenses and permits would not reasonably be expected to cause a Material Adverse Change; (ii) none of the operations or properties of US Borrower or any of its Subsidiaries is the subject of federal, provincial or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials, unless such remedial action would not reasonably be expected to cause a Material Adverse Change; and (iii) neither US Borrower nor any of its Subsidiaries (and to the actual knowledge of US Borrower, no other Person) has filed any notice under any Law indicating that any Restricted Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any such Person, other than of an alleged improper release, storage or disposal that would not reasonably be expected to cause a Material Adverse Change.

        Section 5.13.    US Borrower's Subsidiaries.    US Borrower has no Subsidiary and owns no stock in any other corporation or association except as listed in the Disclosure Schedule or disclosed after the Closing Date to Administrative Agent in writing. No Restricted Person is a member of any general or limited partnership, limited liability company, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or disclosed after the Closing Date to Administrative Agent in writing. US Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule except as disclosed after the Closing Date to Administrative Agent.

        Section 5.14.    Title to Properties.    Each Restricted Person has good and defensible title to all of its material properties and assets, free and clear of all Liens (other than Permitted Liens) and of all impediments to the use of such properties and assets in such Restricted Person's business, other than such impediments that would not reasonably be expected to cause a Material Adverse Change.

        Section 5.15.    Government Regulation.    Neither any Borrower nor any other Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services. Neither any

Borrower nor any other Restricted Person is subject to regulation under the Federal Power Act which would violate, result in a default of, or prohibit the effectiveness or the performance of any of the provisions of the Loan Documents.

        Section 5.16.    Insider.    No Restricted Person, nor any Person having "control" (as that term is defined in 12 U.S.C. § 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. § 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender is a Subsidiary.

        Section 5.17.    Solvency.    Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrowers and each Guarantor and the consummation of the transactions contemplated hereby, (i) each Borrower and each Guarantor will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws), and the sum of each Borrower's and each Guarantor's absolute and contingent liabilities, including the Obligations or guarantees thereof, shall not exceed the fair market value of such Restricted Person's assets, and (ii) each Borrower's and each Guarantor's capital should be adequate for the businesses in which such Restricted Person is engaged and intends to be engaged. Neither any Borrower nor any other Restricted Person has incurred (whether under the Loan Documents or otherwise), nor does any Restricted Person intend to incur or reasonably foreseeably believes that it will incur, debts which will be beyond its ability to pay as such debts mature.

ARTICLE VI.—Affirmative Covenants

        To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrowers, and to induce each Lender to enter into this Agreement and extend credit hereunder, each of US Borrower and, with respect to itself and its Subsidiaries, the other Borrowers, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders, or all Lenders as required under Section 10.1, have previously agreed otherwise:

        Section 6.1.    Payment and Performance.    Each Restricted Person will pay all amounts due from it pursuant to the provisions of the Loan Documents to which it is a party in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition imposed on it pursuant to the provisions of such Loan Documents.

        Section 6.2.    Books, Financial Statements and Reports.    Each Restricted Person will at all times maintain full and accurate books of account and records. US Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Lender at US Borrower's expense:

          (a)   Promptly upon the filing thereof, and in any event within ninety (90) days after the end of each Fiscal Year, a copy of US Borrower's Form 10-K, which report shall include US Borrower's complete Consolidated financial statements together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an opinion, without material qualification, based on an audit using generally accepted auditing standards, by PricewaterhouseCoopers LLP, or other independent certified public accountants selected by General Partner, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings for such Fiscal Year. Such Consolidated financial statements shall set forth in comparative form the corresponding figures for the preceding Fiscal Year.

          (b)   Promptly upon the filing thereof, and in any event within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a copy of US Borrower's Form 10-Q, which report shall include US Borrower's unaudited Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of US Borrower's earnings and cash flows for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter. In addition US Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer, principal accounting officer or treasurer of General Partner stating that such financial statements are accurate and complete in all material respects (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.8 and 7.9 and stating that, to the best of his knowledge, no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

          (c)   Promptly upon their becoming available, copies of all Form 8-K's filed by US Borrower with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

          (d)   Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by US Borrower to its unit holders and all registration statements filed by US Borrower with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

          (e)   Prompt notice of any publicly announced change in PAA's Debt Rating by either Standard & Poor's or Moody's.

Documents required to be delivered pursuant to Section 6.2(a), (b), (c) or (d), (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Borrower posts such documents, or provides a link thereto, on the Borrower's website on the Internet at the website address listed on Schedule 10.3, and notifies Administrative Agent of such posting or link.

        Section 6.3.    Other Information and Inspections.    In each case subject to the last sentence of this Section 6.3, each Restricted Person will furnish to Administrative Agent any information which Administrative Agent or any Lender may from time to time reasonably request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with any Restricted Person's businesses and operations. In each case subject to the last sentence of this Section 6.3, each Restricted Person will permit representatives appointed by Administrative Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons), upon reasonable prior notice, to visit and inspect during normal business hours any of such Restricted Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Administrative Agent or its representatives to investigate and verify the accuracy of the information furnished to Administrative Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and, upon reasonable prior notice to US Borrower, its representatives. Each of the foregoing inspections and examinations shall be made subject to compliance with applicable safety standards and the same conditions applicable to any Restricted Person in respect of property of that Restricted Person on the premises of Persons other than a Restricted Person or an Affiliate of a Restricted Person, and all information, books and records furnished or requested to be made, all information to be investigated or verified and all discussion conducted with any officer, employee or representative of any Restricted Person shall be subject to any applicable attorney-client privilege exceptions which the Restricted Person determines is reasonably necessary and compliance with conditions to disclosures under non-disclosure agreements between any Restricted Person and Persons other than a Restricted Person or an Affiliate of a Restricted Person and the express undertaking of each Person acting at the direction of or on behalf of any Lender Party to be bound by the confidentiality provisions of Section 10.6 of this Agreement.

        Each Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the LC Issuer materials and/or information provided by or on behalf of such Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to any Borrower or its securities) (each, a "Public Lender"). If Borrower clearly, conspicuously and prominently marks the front page of any Borrower Materials furnished by it with the term "PUBLIC", then (x) the Borrower shall be deemed to have authorized the Administrative Agent, the LC Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials so marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

        Section 6.4.    Notice of Material Events.    US Borrower will notify each Lender Party, not later than five (5) Business Days after any executive officer of US Borrower has knowledge thereof, stating that such notice is being given pursuant to this Agreement, of:

          (a)   the (i) occurrence of any Material Adverse Change or (ii) occurrence of any event or condition that is covered by any of Section 5.6 (next-to-last sentence), 5.7 (last sentence), 5.9, 5.10, 5.11 or 5.12 which would reasonable be expected to cause a Material Adverse Change,

          (b)   the occurrence of any Default,

          (c)   the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default would reasonably be expected to cause a Material Adverse Change,

          (d)   the occurrence of any Termination Event,

          (e)   any claim under any Environmental Law adverse to a Restricted Person or of potential liability with respect to such claim, or any other adverse claim asserted against any Restricted Person or with respect to any Restricted Person's properties taken as a whole, in each case, which claim would reasonably be expected to cause a Material Adverse Change, and

          (f)    the filing of any suit or proceeding, or the assertion in writing of a claim against any Restricted Person or with respect to any Restricted Person's properties, which would reasonably be expected to cause a Material Adverse Change.

Upon the occurrence of any of the foregoing the applicable Restricted Person will take all necessary or appropriate steps to remedy promptly, if applicable, any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such claim, suit or proceeding, and to resolve all controversies on account of any of the foregoing.

        Section 6.5.    Maintenance of Existence, Qualifications and Assets.    Each Significant Restricted Person (i) will maintain and preserve its existence and its rights (including permits, licenses and other authorizations required under Environmental Laws) and franchises in full force and effect, (ii) will qualify to do business in all states or jurisdictions where required by applicable Law, and (iii) keep all of its material assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear and obsoleteness excepted) except, in each case (a) where the failure so to maintain, preserve, qualify or keep would not be reasonably expected to cause a Material Adverse Change, (b) as permitted in Section 7.3 or as a result of statutory conversions or (c) as a result of a release permitted pursuant to Section 6.9. US Borrower will notify Administrative Agent in writing of any changes in its or any other Significant Restricted Person's name or the location of its or any other Significant Restricted Person's chief executive office or principal place of business.

        Section 6.6.    Payment of Taxes, etc.    Each Significant Restricted Person will (a) timely file all required tax returns (including any extensions), (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property, and (c) maintain appropriate accruals and reserves for all of the foregoing as required by GAAP, except to the extent that (y) it is in good faith contesting the validity thereof by appropriate proceedings, if necessary, and has set aside on its books adequate reserves therefor which are required by GAAP or (z) such non-filing, non-payment or non-maintenance would not reasonably be expected to cause a Material Adverse Change.

        Section 6.7.    Insurance.    In accordance with industry standards, each Significant Restricted Person will keep insured (by responsible and reputable insurance companies or associations) or self-insured, at the option of US Borrower or such Significant Restricted Person, in such amounts and against such risks as are usually insured by Persons engaged in the same or similar businesses and owning similar properties. The insurance coverages and amounts will be reasonably determined by US Borrower, based on coverages carried by prudent owners of similar property, and with respect to each Restricted Person, may be maintained by the US Borrower.

        Section 6.8.    Compliance with Agreements and Law.    Each Significant Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise and other material agreement, contract or other instrument (including all contractual obligations and agreements with respect to environmental remediation or other environmental matters) to which it is a party or by which it or any of its properties is bound to the extent that non-performance therewith would not reasonably be expected to cause a Material Adverse Change. Each Restricted Person will conduct its business and affairs in compliance, in all material respects, with all Laws (including Environmental Laws) applicable thereto to the extent non-compliance therewith would not reasonably be expected to cause a Material Adverse Change or such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto.

        Section 6.9.    Guaranties of Subsidiaries.    Each Significant Restricted Person that has outstanding Indebtedness (other than guarantees hereunder) shall execute and deliver to Administrative Agent an absolute and unconditional guaranty of the timely repayment of the Obligations (in each case for which such Person is not a borrower, account party or similar primary and direct obligor), which guaranty shall be reasonably satisfactory to Administrative Agent in form and substance; provided, with respect to any such Person that is not a Wholly Owned Subsidiary of US Borrower, for which consent or approval of third parties is required for the delivery of such guaranty, such Person shall not be required to deliver such guaranty, but shall use its commercially reasonable best efforts, as determined by Administrative Agent, to deliver such guaranty. Notwithstanding any provision contained herein to the contrary, in no event shall any Unrestricted Subsidiary be required to execute and deliver any guaranty for, or in respect of, the Obligations, or any part thereof. US Borrower will cause each of its Subsidiaries required to deliver a guaranty pursuant to this Section 6.9 to deliver to Administrative

Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Administrative Agent that such Subsidiary has taken all corporate, limited liability company or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty. US Borrower may at any time request the release of one or more Guarantors from their guaranty of the Obligations (other than the guaranty by US Borrower of the Canadian Obligations), and each such Guarantor shall be so released upon such request, provided, no Default then exists and either (a) such Guarantor has no outstanding Indebtedness or guaranties of Indebtedness (other than guaranties hereunder) or (b) the request is in contemplation of the sale or disposition of such Subsidiary (including all or substantially all of its assets). Each Agent, as applicable, is authorized to execute and deliver to US Borrower evidence of any such release, as reasonably requested by, and at the expense of, US Borrower.

ARTICLE VII.—Negative Covenants

        To conform with the terms and conditions under which each Lender is willing to have credit outstanding to each of Borrowers and to induce each Lender to enter into this Agreement and make the Loans, each of US Borrower and, with respect to itself and its Subsidiaries, the other Borrowers, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders, or all Lenders as required under Section 10.1, have previously agreed otherwise:

        Section 7.1.    Subsidiary Indebtedness.    No Subsidiary of US Borrower will incur any Indebtedness other than:

          (a)   the Obligations;

          (b)   Guaranties by Guarantors of, and the incurrence of obligations by Guarantors as a co-obligor on (as distinguished from, and in addition to incurring such obligation as, a guarantor of), Indebtedness of US Borrower or any other Restricted Person, the incurrence of which did not result in a Default or an Event of Default;

          (c)   Indebtedness of Plains Marketing pursuant to the Contango Credit Agreement in an aggregate principal amount not to exceed at any time outstanding $500,000,000;

          (d)   Indebtedness of any Restricted Person owing to another Restricted Person;

          (e)   Indebtedness of any Subsidiary described in clause (b) of the definition of "Indebtedness" that is determinable but not yet earned; provided, US Borrower reasonably contemplates that such Indebtedness will be repaid from the proceeds of one or more advances made by US Borrower to such Subsidiary;

          (f)    Indebtedness of a Subsidiary acquired (including acquisition by merger, consolidation or amalgamation) after the date hereof by a Restricted Person, which Indebtedness was incurred by such Subsidiary before the time of such acquisition, merger, consolidation or amalgamation, and was not created in contemplation thereof; provided, that contemporaneously with such acquisition, merger, consolidation or amalgamation, and so long as no adverse tax and/or regulatory consequences are caused thereby, such Subsidiary shall be a Guarantor subject to the provisions of Section 6.9; and

          (g)   Indebtedness not otherwise described in the foregoing clauses (a) through (f) owing by any one or more Guarantors in an aggregate principal amount not to exceed at any time outstanding the greater of (A) $100,000,000 and (B) fifteen percent (15%) of Consolidated Tangible Net Worth.

        Section 7.2.    Limitation on Liens.    No Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except the following ("Permitted Liens"):

          (a)   Liens securing (i) on a pari passu basis, the Obligations and (ii) if required, any related interest hedge rate agreements;

          (b)   Liens securing Indebtedness of Plains Marketing under the Contango Credit Agreement at any one time outstanding not in excess of $500,000,000 on (i) Petroleum Products subject to Cash and Carry Purchases financed pursuant to the Contango Credit Agreement, (ii) hedging contracts covering such Petroleum Products, (iii) contracts for the purchase or sale of such Petroleum Products and accounts receivable arising therefrom, and (iv) all proceeds of the foregoing;

          (c)   Liens imposed by any governmental authority for taxes, assessments or charges not yet due or the validity of which is being contested in good faith and by appropriate proceedings, if necessary, for which adequate reserves are maintained on the books of any Restricted Person in accordance with GAAP;

          (d)   pledges or deposits of cash or securities under worker's compensation, unemployment insurance or other social security legislation;

          (e)   carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's, or other like Liens (including without limitation, Liens on property of any Restricted Person in the possession of storage facilities, pipelines or barges) arising in the ordinary course of business for amounts which are not more than 60 days past due or the validity of which is being contested in good faith and, if necessary, by appropriate proceedings, and for which adequate reserves are maintained on the books of any Restricted Person in accordance with GAAP;

          (f)    Liens on cash and Cash Equivalents under or with respect to accounts with brokers or counterparties with respect to hedging contracts consisting of cash, commodities or futures contracts, options, securities, instruments, and other like assets securing only hedging contracts;

          (g)   deposits of cash or securities to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h)   easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Restricted Person;

          (i)    Liens in respect of operating leases;

          (j)    Liens upon any property or assets directly or indirectly acquired after the date hereof by a Restricted Person, each of which either (i) existed on such property or asset before the time of its acquisition and was not created in anticipation thereof, or (ii) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such property or asset; provided that no such Lien shall extend to or cover any property or asset of a Restricted Person other than the property or asset so acquired (or constructed); and any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or part, of the foregoing, provided, however, that such Liens shall not cover or secure any additional Indebtedness, obligations, property or asset;

          (k)   rights reserved to or vested in any governmental authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to revoke or terminate any such right, power, franchise, grant, license or permit or to condemn or acquire by eminent domain or similar process;

          (l)    rights reserved to or vested by Law in any governmental authority to in any manner, control or regulate in any manner any of the properties of any Restricted Person or the use thereof or the rights and interests of any Restricted Person therein, in any manner under any and all Laws;

          (m)  rights reserved to the grantors of any properties of any Restricted Person, and the restrictions, conditions, restrictive covenants and limitations, in respect thereto, pursuant to the terms, conditions and provisions of any rights-of-way agreements, contracts or other agreements therewith;

          (n)   inchoate Liens in respect of pending litigation or with respect to a judgment which has not resulted in an Event of Default under Section 8.1;

          (o)   Liens securing obligations in an aggregate principal amount not to exceed at any time outstanding 10% of US Borrower's Consolidated Tangible Net Worth; and

          (p)   Liens related to the extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of clauses (a), (b) and (o) of this Section 7.2; provided, however, that such Liens shall not cover or secure any additional Indebtedness.

        Section 7.3.    Limitation on Mergers.    Except as expressly provided in this section, no Significant Restricted Person (other than (i) a Guarantor for whom a release has been requested pursuant to an event described in clause (b) of Section 6.9 and otherwise is so released, or (ii) such other Significant Restricted Person, other than a Borrower, that is the subject of any such event described in such clause (b) of Section 6.9) will (a) merge or consolidate or amalgamate with any Person, or liquidate, wind up or dissolve or (b) sell, transfer, lease, exchange or otherwise dispose of, in one transaction or a series of related transactions, all or substantially all of its business or property, whether now owned or hereafter acquired, to any Person; provided, any such Significant Restricted Person, other than a Borrower, may (A) merge into or consolidate or amalgamate with, and such business and property may be disposed of to:

            (i)    any other Subsidiary of US Borrower; provided, if such Significant Restricted Person or such Subsidiary is a Guarantor, a Guarantor is the surviving or transferee (as applicable) business entity,

            (ii)   any Borrower, so long as such Borrower is the surviving or transferee (as applicable) business entity and after giving effect thereto, no Default exists, or

            (iii)  any other Person pursuant or incidental to, or in connection with, any contemporaneous or substantially contemporaneous acquisition, provided that for purposes of this clause (iii) such merging, amalgamating, consolidating or transferor Significant Restricted Person is not a Borrower, Guarantor or a Wholly Owned Subsidiary of US Borrower, other than a Wholly Owned Subsidiary that was formed, acquired or created solely for purposes of such acquisition or otherwise conducted no operations and owned no assets, other than of an inconsequential amount and

(B)    dissolve, liquidate or wind up if such dissolution, liquidation and winding up results from dispositions not prohibited by this Agreement.

        Section 7.4.    Limitation on New Businesses.    No Restricted Person will materially or substantially engage directly or indirectly in any business or conduct any operations other than (i) marketing, gathering, transporting (by barge, pipeline, ship, truck or other modes of hydrocarbon transportation), terminalling, storing, producing, acquiring, developing, exploring for, exploiting, producing, processing, dehydrating and otherwise handling hydrocarbons, including, without limitation, constructing pipeline, platform, dehydration, processing and other energy-related facilities, (ii) any other business that generates gross income that constitutes "qualifying income" under Section 7704(d) of the Internal Revenue Code of 1986, as amended, or (iii) activities or services reasonably related or ancillary thereto, including entering into hedging obligations to support those businesses.

        Section 7.5.    Transactions with Affiliates.    No Restricted Person will engage in any material transaction with any of its Affiliates except as follows: (a) transactions among US Borrower and its Subsidiaries or between Subsidiaries of US Borrower; (b) if and to the extent any of them constitute transactions with Affiliates, transactions governed by the Amended and Restated Omnibus Agreement between Plains Resources Inc., US Borrower, Plains Marketing, Plains All American GP LLC, Plains Marketing GP, Inc. and Plains Pipeline, L.P. (and successors of each) dated July 23, 2004, as amended and in effect;,the Crude Oil Marketing Agreement among Plains Exploration & Production Company, Arguello Inc., PXP Gulf Coast Inc. and Plains Marketing, L.P. dated as of June 15, 2004, as amended, or the Amended and Restated Crude Oil Marketing Agreement among Plains Resources Inc., Calumet Florida, LLC and Plains Marketing, L.P. dated as of July 23, 2004, as amended (c) any employment, equity award, equity option or equity appreciation agreement or plan entered into by US Borrower or any of its Subsidiaries in the ordinary course of business of US Borrower or such Subsidiary; (d) transactions effected in accordance with the terms of agreements as in effect on the Closing Date; (e) customary compensation, indemnification and other benefits made available to officers, directors or employees of US Borrower, any of its Subsidiaries or GP LLC, including reimbursement or advancement of out-of-pocket expenses and provisions of officers' and directors' liability insurance; (f) transactions as contemplated by US Borrower's agreement of limited partnership; and (g) transactions on terms which are no less favorable to such Restricted Person than those which would have been obtainable at the time in arm's-length transactions with Persons other than such Affiliates.

        Section 7.6.    Limitation on Distributions.    US Borrower shall not declare or pay any Distribution so long as any Default or Event of Default has occurred and is continuing or would result therefrom.

        Section 7.7.    Restricted Contracts.    Except as expressly provided for in the Loan Documents and as described in the Disclosure Schedule or pursuant to a Restriction Exception, the substance of which, in detail satisfactory to Administrative Agent, is promptly reported to Administrative Agent, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of US Borrower, including but not limited to either Canadian Borrower and any Subsidiary of such Persons to: (a) pay dividends or make other distributions to US Borrower or either Canadian Borrower, (b) redeem equity interests held in it by US Borrower or either Canadian Borrower, (c) repay loans and other indebtedness owing by it to US Borrower or either Canadian Borrower, or (d) transfer any of its assets to US Borrower or either Canadian Borrower.

        Section 7.8.    Debt Coverage Ratio.    At the end of any Fiscal Quarter, the Debt Coverage Ratio will not be greater than the amount set forth below for the applicable time set forth below:

(i)	During an Acquisition Period:	5.25 to 1.0
(ii)	Other than an Acquisition Period:	4.75 to 1.0

As used herein, "Debt Coverage Ratio" means the ratio of (a) Consolidated Funded Indebtedness to (b) Consolidated EBITDA, for the four Fiscal Quarter period (or other period specified below) most recently ended prior to the date of determination for which financial statements contemplated by

Section 6.2(a) or (b) are available to US Borrower; provided, for purposes of this Section 7.8, if, since the beginning of the four Fiscal Quarter period ending on the date for which Consolidated EBITDA is determined, any Restricted Person shall have made any asset disposition or acquisition, shall have consolidated or merged with or into any Person (other than another Restricted Person), or shall have made any disposition or acquisition of a Restricted Person or disposition or acquisition of any partial ownership interest in any other Person, Consolidated EBITDA shall be calculated giving pro forma effect thereto as if the disposition, acquisition, consolidation or merger had occurred on the first day of such period; provided, with respect to any Person not constituting a Subsidiary of US Borrower, such pro forma calculation of Consolidated EBITDA, with respect to any such Person, shall be limited to not more than 75% of (i) such Restricted Person's ownership interest in such Person times (ii) the difference of such Person's (A) Consolidated EBITDA minus (B) Interest Expense and capital expenditures. Such pro forma calculations shall be determined (i) in good faith by the chief financial officer of US Borrower, and (ii) without giving effect to any anticipated or proposed change in operations, revenues, expenses or other items included in the computation of Consolidated EBITDA, except cost reductions specifically identified at the time of disposition, acquisition, consolidation or merger that are attributable to personnel reductions, non-recurring maintenance and environmental costs and allocated corporate overhead.

        Section 7.9.    Interest Coverage Ratio.    The ratio of (a) Consolidated EBITDA to (b) Interest Expense for each four Fiscal Quarter period ending on or after the date hereof will not be less than 2.75 to 1.0.

        Section 7.10.    Unrestricted Subsidiaries.    So long as no Default or Event of Default has occurred and is continuing, and after giving effect to such designation, no Default or Event of Default would result therefrom, US Borrower or any Wholly Owned Subsidiary of US Borrower may designate one or more Subsidiaries that are not Borrowers or Guarantors (each such Subsidiary, and each of its Subsidiaries, each an "Unrestricted Subsidiary"), which Unrestricted Subsidiaries shall be subject to the following:

          (a)   No Unrestricted Subsidiary shall be deemed to be a "Restricted Person" or a "Subsidiary" of US Borrower for purposes of this Agreement or any other Loan Document, and no Unrestricted Subsidiary shall be subject to or included within the scope of any provision herein or in any other Loan Document, including without limitation any representation, warranty, covenant or Event of Default herein or in any other Loan Document, except as set forth in this Section 7.10.

          (b)   No Restricted Person shall guarantee or otherwise become liable in respect of any Indebtedness of, grant any Lien on any of its property to secure any Indebtedness of or other obligation of, or provide any other form of credit support to, any Unrestricted Subsidiary, and no Restricted Person shall enter into any contract or agreement with any Unrestricted Subsidiary, except on terms no less favorable to such Restricted Person, as applicable, than could be obtained in a comparable arm's length transaction with a non-Affiliate of such Restricted Person.

          (c)   Borrowers shall at all times maintain, as between Restricted Persons and Unrestricted Subsidiaries, the separate existence of each Unrestricted Subsidiary.

          (d)   Restricted Persons shall notify each Lender Party, not later than five (5) Business Days after any executive officer of Restricted Persons has knowledge of, any claim, including any claim under any Environmental Law, or any notice of potential liability under any Environmental Law, asserted against any Unrestricted Subsidiary or with respect to any Unrestricted Subsidiary's properties that would reasonably be expected to result in a Material Adverse Change, stating that such notice is being given pursuant to this Section 7.10.

        US Borrower may designate any Unrestricted Subsidiary to become a Restricted Person if a Default or Event of Default is not continuing, such designation would not result in a Default or an Event of Default, and immediately thereafter such Subsidiary has no outstanding Indebtedness. Immediately thereafter, US Borrower shall promptly notify the Administrative Agent of such designation and provide to it an officer's certificate that such designation was made in compliance with this Section 7.10.

        Section 7.11.    No Negative Pledges.    Except as described in the Disclosure Schedule or pursuant to a Restriction Exception, the substance of which, in detail satisfactory to Administrative Agent, is promptly reported to Administrative Agent, no Restricted Person will, directly or indirectly, enter into, create, or consent to be bound to any contract or other consensual restriction that restricts the ability of any Restricted Person to create or maintain Liens on its assets in favor of Agents, LC Issuers and Lenders to secure, in whole or part, the Obligations.

ARTICLE VIII.—Events of Default and Remedies

        Section 8.1.    Events of Default.    Each of the following events constitutes an Event of Default under this Agreement:

          (a)   Any Borrower fails to pay the principal component of any Loan made to it or any LC Borrowing when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise,

          (b)   Any Restricted Person fails to pay any Obligation for which it is contractually liable (other than the Obligations in subsection (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;

          (c)   Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII;

          (d)   Any Restricted Person fails (other than as referred to in subsections (a), (b) or (c) above) to duly observe, perform or comply with any of its obligations under any covenant, agreement, condition or provision of any Loan Document to which it is a party, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Administrative Agent to US Borrower;

          (e)   Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Administrative Agent;

          (f)    Any Restricted Person shall default in the payment when due of any principal of or interest on any of its other Indebtedness, or any net hedging obligations, in excess of the Dollar Equivalent of $25,000,000 in the aggregate (other than such Indebtedness or hedging obligations the validity of which is being contested in good faith, by appropriate proceedings (if necessary) and for which adequate reserves with respect thereto are maintained on the books of such Restricted Person as required by GAAP), or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or hedging obligations shall occur for a period beyond the applicable grace, cure extension, forbearance or other similar period, if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness or hedging obligations (or a trustee or agent on behalf of such holder or holders) to cause, as applicable, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity, or an early termination event or similar event to occur and such Restricted Person's related net hedging obligations in excess of the Dollar Equivalent of $25,000,000 to become due and payable;

          (g)   Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Code) in excess of $5,000,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $5,000,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

          (h)   GP LLC, General Partner, or any Significant Restricted Person:

            (i)    has entered against it a judgment, decree or order for relief by a Governmental Authority of competent jurisdiction having jurisdiction over it in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada), as from time to time amended, or has any such proceeding commenced against it, in each case, which remains undismissed for a period of sixty days; or

            (ii)   commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada), as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or is generally unable to pay (or admits in writing its inability to so pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

            (iii)  has entered against it the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

          (i)    Any Significant Restricted Person:

            (i)    has entered against it a final judgment for the payment of money in excess of the Dollar Equivalent of $25,000,000 (in each case not covered by insurance satisfactory to Administrative Agent in its discretion), unless the same is stayed or discharged within thirty days after the date of entry thereof (or longer period for which a stay of enforcement is allowed by applicable Law) or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

            (ii)   suffers a writ or warrant of attachment or any similar process to be issued by any Governmental Authority having jurisdiction over it against all or any substantial part of its assets, and such writ or warrant of attachment or any similar process is not stayed or released within sixty days after the entry or levy thereof (or longer period for which a stay of enforcement is allowed by applicable Law) or after any stay is vacated or set aside;

          (j)    Any Change in Control occurs.

Upon the occurrence of an Event of Default described in subsection (h)(i), (h)(ii) or (h)(iii) of this section: (a) with respect to US Borrower, all of the Obligations or (b) with respect to any other Borrower, all of such Borrower's Obligations, shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by each Borrower and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans and any obligation of any LC Issuer to issue Letters of Credit hereunder to or for the account of such Borrower shall be permanently terminated. During the continuance of any other Event of Default, Administrative Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Administrative Agent shall), without notice to any Borrower or any other Restricted Person, do either or both of the following: (1) terminate or suspend any obligation of Lenders to make Loans hereunder and any obligation of any LC Issuer to issue Letters of Credit hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by each Borrower and each Restricted Person who at any time ratifies or approves this Agreement. If the Obligations or any part thereof become immediately due and payable pursuant to the foregoing, then, unless all Lenders otherwise specifically elect to the contrary (which election may thereafter be retracted by any Lender at any time), all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and each Borrower shall be obligated to immediately pay to the appropriate LC Issuer an amount equal to the aggregate LC Obligations which are then outstanding with respect to Letters of Credit issued by such LC Issuer at the request of such Borrower, to be held by such LC Issuer and applied to such LC Obligations as they mature.

        Section 8.2.    Remedies.    If any Default shall occur and be continuing, each Lender Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

ARTICLE IX.—Agents

        Section 9.1.    Appointment and Authority.    Each of the Lenders and the LC Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent and Bank of America, N.A., acting through its Canada Branch to act on its behalf as the Canadian Administrative Agent, as the case may be, hereunder and under the other Loan Documents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agents, the Lenders and the LC Issuers, and neither any Borrower nor any other Lender Party shall have rights as a third party beneficiary of any of such provisions (other than the right to reasonably approve a successor Agent under Section 9.6 or with respect to application of payments among Lenders as provided in Section 9.11).

        Section 9.2.    Rights as a Lender.    The Person serving as the Administrative Agent or the Canadian Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term "Lender" or

"Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

        Section 9.3.    Exculpatory Provisions.    Neither Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, neither Agent:

          (a)   shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

          (b)   shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agents shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and

          (c)   shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the relevant Agent or any of its Affiliates in any capacity.

        Neither Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the relevant shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by a Borrower, a Lender or an LC Issuer.

        Neither Agent shall be responsible for nor have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

        Section 9.4.    Reliance by Agents.    Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an LC Issuer, each Agent may presume that such condition is satisfactory to such Lender or such LC Issuer unless such Agent shall have received notice to the contrary from such Lender or such LC Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

        Section 9.5.    Delegation of Duties.    Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Such Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

        Section 9.6.    Resignation of Agent.    Either Agent may at any time give notice of its resignation to the Lenders, the LC Issuers and the Borrowers, which notice shall set forth the proposed date of resignation. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right to appoint a successor (subject to the approval of US Borrower, unless a Default has occurred and is continuing, which approval will not be unreasonably withheld), which shall, with respect to the Administrative Agent, be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, and, with respect to the Canadian Administrative Agent, be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the Dominion of Canada or of any province thereof. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the LC Issuers, appoint a successor Agent meeting the qualifications set forth above; provided that if such Agent shall notify the US Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender and each LC Issuer directly, until such time as the Majority Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.4 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

        Any resignation by Bank of America or Bank of America, N.A., acting through its Canada Branch, as an Agent pursuant to this Section shall also constitute its resignation as LC Issuer. Upon the acceptance of a successor's appointment as Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring LC Issuer, (b) the retiring LC Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor LC Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring LC Issuer to effectively assume the obligations of the retiring LC Issuer with respect to such Letters of Credit.

        Section 9.7.    Non-Reliance on Agents and Other Lenders.    Each Lender and each LC Issuer acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each LC Issuer also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

        Section 9.8.    No Other Duties, Etc.    Anything herein to the contrary notwithstanding, neither the Agents, Co-Syndication Agents nor the Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Agent, a Lender or an LC Issuer hereunder.

        Section 9.9.    Guaranty Matters.    The Lenders and the LC Issuers irrevocably authorize each Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or as otherwise expressly provided in any Loan Document.

        Upon request by an Agent at any time, the Majority Lenders will confirm in writing an Agent's authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.9.

        Section 9.10.    Indemnification.    Each Lender agrees to indemnify each Agent (to the extent not reimbursed by US Borrower or Canadian Borrowers within ten (10) days after demand) from and against such Lender's US Percentage Share or Canadian Percentage Share, as the case may be, of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Agent growing out of, resulting from or in any other way associated with the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein and any borrower's use of loan proceeds (whether arising in contract or in tort or otherwise and including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY AGENT, provided only that no Lender shall be obligated under this section to indemnify any Agent for that portion, if any, of any liabilities and costs which is proximately caused by such Agent's own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for such Lender's US Percentage Share or Canadian Percentage Share, as the case may be, of any costs and expenses to be paid to such Agent by US Borrower or Canadian Borrowers under Section 10.4(a) to the extent that such Agent is not timely reimbursed for such expenses by such Persons as provided in such section. As used in this section the term "Agent" shall refer not only to the Persons designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

        Section 9.11.    Sharing of Set-Offs and Other Payments.    Each Lender Party agrees that if it shall, whether through the exercise of rights of banker's lien, set off, or counterclaim against any Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by either Agent under Section 3.1, causes such Lender Party to have received more than it would have received had such payment been received by either Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that such Agent and all Lender Parties share all payments of Obligations as provided in Section 3.1; provided, however, and for the avoidance of doubt, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Each Borrower expressly consents to the foregoing arrangements, subject to Section 10.11. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to the order of a Governmental Authority to be paid on account of the possession of such funds prior to such recovery.

        Section 9.12.    Investments.    Whenever either Agent in good faith determines that it is uncertain about how to distribute to Lender Parties any funds which it has received, or whenever either Agent in good faith determines that there is any dispute among Lender Parties about how such funds should be distributed, such Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If either Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if either Agent is otherwise required to invest funds pending distribution to Lender Parties, such Agent shall invest such funds pending distribution; all interest on any such Investment shall be distributed upon the distribution of such Investment and in the same proportion and to the same Persons as such Investment. All moneys received by any Agent for distribution to Lender Parties (other than to the Person who is Administrative Agent in its separate capacity as a Lender Party, or the Person who is Canadian Administrative Agent in its separate capacity as a Lender Party) shall be held by such Agent pending such distribution solely as such Agent for such Lender Parties, and such Agent shall have no equitable title to any portion thereof.

ARTICLE X.—Miscellaneous

        Section 10.1.    Waivers and Amendments; Acknowledgments.

          (a)    Waivers and Amendments.    No failure or delay (whether by course of conduct or otherwise) by any Lender in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by a Borrower or any other Restricted Person therefrom, shall be effective unless in writing signed by the Majority Lenders and the applicable Borrower or the applicable Restricted Person, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

            (i)    waive any condition set forth in Section 4.1 without the written consent of each Lender (provided Administrative Agent may in its discretion withdraw any request it has made under Section 4.1(i) to the extent such request does not pertain to an item expressly covered by any other subsection of Section 4.1);

            (ii)   extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.1) without the written consent of such Lender;

            (iii)  postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

            (iv)  reduce the principal of, or the rate of interest specified herein on, any Loan or LC Borrowing, or (subject to clause (iii) of the proviso at the end of this Section 10.1) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Margin that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, and for the avoidance of doubt, that only the consent of the Majority Lenders shall be necessary (A) to amend the definition of "Default Rate" or to waive any obligation of any Borrower to pay interest, Letter of Credit Fees or stamping fees at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or LC Borrowing or to reduce any fee payable hereunder;

            (v)   change Section 9.11 or Section 8.2 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

            (vi)  change any provision of this Section or the definition of "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

            (vii) except as expressly provided herein or in any other Loan Document, release (A) any Borrower from its obligation to pay such Lender's Note, (B) any Guarantor from its guaranty of such payment or (C) any Restricted Person from the negative pledge covenant set forth in Section 7.11 hereof.

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by an LC Issuer in addition to the Lenders required above, affect the rights or duties of an LC Issuer under this Agreement or any LC Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Canadian Administrative Agent, as the case may be, in addition to the Lenders required above, affect the rights or duties of such Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or any other Loan Document, nor shall a Defaulting Lender's vote or status as a Lender be required in determining majority, unanimity or other condition or effect of any vote, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

          (b)    Acknowledgments and Admissions.    Each Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) no Lender Party has any fiduciary obligation toward such Borrower with respect to any Loan Document or the transactions contemplated thereby, (iii) the relationship pursuant to the Loan Documents between such Borrower and the other Restricted Persons, on one hand, and each Lender Party, on the other hand, is and shall be solely that of debtor and creditor, respectively, and (iv) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Lender Party.

          (c)    Representation by Lenders.    Each Lender hereby represents that it will acquire its Notes for its own account in the ordinary course of its commercial lending or investing business; however, the disposition of such Lender's property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Note, any participation interest or other interest in its Note, or any of its other rights and obligations under the Loan Documents subject to compliance with Section 10.5 and applicable Law.

          (d)    JOINT ACKNOWLEDGMENT.    THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

          THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          (e)    Annual Rates of Interest.    For the purposes of the Interest Act (Canada), whenever interest payable pursuant to this Agreement is calculated on the basis of a period other than a calendar year (in this Section 10.1(e), the "Interest Period"), each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Interest Period.

          (f)    Joint and Several Liability.    All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities of such Restricted Persons.

        Section 10.2.    Survival of Representations, Warranties and Agreements; Cumulative Nature.    All of Restricted Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties' obligations to Borrowers are terminated. Such representations and warranties have been or will be relied upon by the Agents and each Lender, regardless of any investigation made by either Agent or any Lender or on their behalf and notwithstanding that either Agent or any Lender may have had notice or knowledge of any Default at the time of any credit extension hereunder. The rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such right, power or privilege.

        Section 10.3.    Notices; Effectiveness; Electronic Communication.

          (a)    Notices Generally.    Except in the case of notices and other communications expressly permitted to be given by telephone or otherwise (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or other electronic transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

            (i)    if to any Borrower, either Agent or either LC Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.3; and

            (ii)   if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire if it has been delivered to the party sending such notice or communication; otherwise to such address reasonably believed to be correct by the sending party.

        Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when received (except that, if not given during normal business hours for the recipient, shall be deemed to have been received at the opening of business on the next business day for the recipient), with confirmation of the transmittal of any such telecopied notice evidencing receipt thereof. Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

          (b)    Electronic Communications.    Notices and other communications to the Lenders and the LC Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the relevant Agent, provided that the foregoing shall not apply to notices to any Lender or either LC Issuer pursuant to Article II if such Lender or such LC Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Either Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

        Unless the relevant Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

          (c)    Change of Address, Etc.    Each of the Borrowers, the Agents and the LC Issuers may change its address, telecopier, e-mail address or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier, e-mail address or telephone number for notices and other communications hereunder by notice to the Borrowers, the Agents and the LC Issuers.

          (d)    Reliance by Agents, LC Issuers and Lenders.    The Lender Parties shall be entitled to rely and act upon any notices each of them reasonably believes is purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Borrower shall jointly and severally indemnify the Lender Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice it reasonably believes is purportedly given by or on behalf of any Borrower, as provided in Section 10.4(b). All telephonic notices to and other telephonic communications with either Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

        Section 10.4.    Expenses; Indemnity; Damage Waiver.

          (a)    Payment of Expenses.    Each Borrower shall jointly and severally pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the LC Issuers in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Agent, any Lender or any LC Issuer (including the fees, charges and disbursements of any counsel for any Agent, any Lender or any LC Issuer and all fees and time charges for attorneys who may be employees of any Agent or any LC Issuer), in connection with the enforcement or protection of its rights under this Agreement and the other Loan Documents, including its rights under this Section and out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b)    Indemnity.    Each Borrower agrees to indemnify each Lender Party from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Lender Party growing out of, resulting from or in any other way associated with the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein and any Borrower's use of Loan proceeds (whether arising in contract or in tort or otherwise and including any violation or noncompliance with any Environmental Laws by any Lender Party or any other Person or any liabilities or duties of any Lender Party or any other Person with respect to Hazardous Materials found in or released into the environment). In the case of an investigation, litigation or proceeding to which the indemnity in this Section 10.4 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Borrower, any of its equity holders, Affiliates or creditors or a Lender Party or any third party and whether or not a Lender Party is otherwise a party thereto.

        THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY, provided only that no Lender Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which (i) is proximately caused by its own (A) individual gross negligence or willful misconduct, as determined in a final judgment, or (B) material breach of any of its obligations hereunder or under any other Loan Documents, as determined in a final judgment or (ii) arises by reason of a claim (A) by any one or more Lender Parties against any one or more other Lender Parties or (B) by an equity-interest owner of any Lender Party against any one or more Lender Parties, so long as in either such case, such claim is not proximately caused solely by the breach hereunder or under any other Loan Document by any Borrower or its Affiliates. If any Person (including any Borrower or any of its Affiliates) ever alleges gross negligence or willful misconduct pursuant to the preceding clause (i)(A) (but, for the avoidance of doubt, not with respect to an allegation of a material breach pursuant to the preceding clause (i)(B)) by any Lender Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Lender Party" shall refer not only to each Person designated as such in Section 1.1 but also to each director, officer, trustee, agent, attorney, employee, representative and Affiliate of such Persons. So long as no Default has occurred and is continuing and US Borrower is financially solvent, no Lender Party may settle any claim to be indemnified without the consent of the US Borrower, such consent not to be unreasonably withheld; provided that the US Borrower may not reasonably withhold consent to any settlement that a Lender Party proposes, if the US Borrower does not have the financial ability to pay all its obligations outstanding and asserted against the US Borrower at that time, including the maximum potential claims against the Lender Party to be indemnified pursuant to this Section 10.4.

          (c)    Reimbursement by Lenders.    To the extent that any amounts required to be paid to any Agent, an LC Issuer or any Related Party of any of the foregoing pursuant to subsection (a) or (b) of this Section 10.4 are not indefeasibly paid, each Lender severally agrees to pay to such Agent, the LC Issuer or such Related Party, as the case may be, such Lender's US Percentage Share or Canadian Percentage Share, as appropriate (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any Agent, or an LC Issuer in its capacity as such, or against any such Related Party of any of the foregoing acting for such Agent or LC Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) shall be several, as provided in the second next to last sentence of Section 2.2 with respect to the several obligations of Lenders to make Loans.

          (d)    Waiver of Consequential Damages, Etc.    To the fullest extent permitted by applicable law, no party hereto or Related Party of any party hereto shall assert, and hereby waives, any claim against each other party hereto and its Related Parties (including, as applicable, each indemnitee referred to in subsection (b) above), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than as a result of such indemnitee's gross negligence, willful misconduct or material breach of any of its obligations under any Loan Document.

          (e)    Interest.    Each Borrower hereby promises to each Lender Party interest at the Default Rate on all obligations to pay fees or to reimburse or indemnify any Lender Party which such Borrower has promised to pay to such Lender Party pursuant to this Section 10.4 and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

          (f)    Payments.    All amounts due under this Section shall be payable not later than ten Business Days after demand therefor and US Borrower's receipt of reasonably detailed invoices or statements related thereto.

          (g)    Survival.    The agreements in this Section shall survive the resignation of the Agents and the LC Issuers, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

        Section 10.5.    Successors and Assigns.

          (a)    Successors and Assigns Generally.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Restricted Person may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent or the Canadian Administrative Agent, as applicable, and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Affiliates of the Agents, the LC Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b)    Assignments by Lenders.    Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in LC Obligations) at the time owing to it); provided that:

            (i)    except (A) in the case of an assignment of the entire remaining amount of the assigning Lender's Commitments, if any, and the Loans at the time owing to it, or (B) in the case of an assignment to a Lender and the assigning Lender retains a Commitment of $5,000,000, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the relevant Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless the relevant Agent and, so long as no Event of Default has occurred and is continuing, the US Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

            (ii)   each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

            (iii)  any assignment of a Commitment must be approved by the relevant Agent and LC Issuer unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

            (iv)  the parties to each assignment shall execute and deliver to the relevant Agent an Assignment and Assumption, together with a processing and recordation fee payable by such assignor Lender (and not at Borrower's expense) of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the relevant Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the relevant Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.2, 3.3, 3.6 and 3.7 and Section 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each applicable Borrower (at its expense), as applicable, shall execute and deliver a Note to the assignee Lender against receipt by such Borrower of the canceled original Note of the assignor, if its entire Commitment was assigned, or evidence that such assignor's Note is marked to reflect its reduction.. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

        Each Eligible Assignee of a US Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, must (to the extent it has not already done so) provide Administrative Agent and US Borrower with the "Prescribed Forms" referred to in Section 3.7(d).

        Each Eligible Assignee of a Canadian Lender must be a financial institution that is (i) not a non-resident of Canada for the purposes of the Income Tax Act (Canada) or (ii) an "authorized foreign bank" as defined in section 2 of the Bank Act (Canada) and in subsection 248(1) of the Income Tax Act (Canada), that is not subject to the restrictions and requirements referred to in subsection 524(2) of the Bank Act (Canada) and which will receive all amounts paid or credited to it under its Canadian Loans and Canadian Note in respect of its "Canadian banking business" for the purposes of paragraph 212(13.3)(a) of the Income Tax Act (Canada). Any purported assignment by a Canadian Lender to an assignee failing to satisfy the foregoing conditions shall be null and void on its face.

          (c)    Register.    The Administrative Agent or, with respect to Canadian Obligations, the Canadian Administrative Agent, acting solely for this purpose as an agent of the US Borrower or Canadian Borrowers, as applicable, shall maintain at its Applicable Lending Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, absent manifest error, and each Borrower, the relevant Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof, and its correspondingly recorded Commitment, as a Lender hereunder owning such Commitment for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrowers and the LC Issuers at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time (i) requested by the US Borrower or (ii) that a request for a consent for a material or substantive change to the Loan Documents is pending, the US Borrower or any Lender wishing to consult with other Lenders in connection therewith, as applicable, may request and receive from the relevant Agent a copy of the Register.

          (d)    Participations.    Any Lender may at any time, without the consent of, or notice to, any Borrower or any Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers' Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of the Obligations owing to such Lender and such Lender's rights related thereto and such Lender's obligations under this Agreement (including all or a portion of its Commitment and/or the Obligations (including such Lender's participations in LC Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the relevant Agent, the Lenders and the LC Issuers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

        Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.1 that directly affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.2, 3.3, 3.6 and 3.7 and the obligations imposed by such Sections, and shall be subject to replacement pursuant to Section 3.8, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.11 as though it were a Lender, provided such Participant agrees to be subject to Section 9.11 as though it were a Lender.

          (e)    Limitation upon Participant Rights.    A Participant shall not be entitled to receive any greater payment under Sections 3.2 through 3.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with a Borrower's prior written consent, which consent sets forth an express waiver of the limitation on Sections 3.2 through 3.7 which are set forth in this subsection.

          (f)    Certain Pledges.    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute (or, except as to the Federal Reserve Bank, permit the substitution of) any such pledgee or assignee for such Lender as a party hereto, and all costs, fees and expenses related to any such pledge shall be for the sole account of such Lender.

          (g)    Electronic Execution of Assignments.    The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

          (h)    Resignation as LC Issuer after Assignment.    Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Loans pursuant to subsection (b) above, Bank of America and Bank of America, N.A., acting through its Canada Branch, may, (i) upon 30 days' notice to Borrowers and the Lenders, resign as an LC Issuer. In the event of any such resignation as LC Issuer, the Borrowers shall be entitled to appoint from among the Lenders successor LC Issuers hereunder; provided, however, that no failure by Borrowers to appoint any such successor shall affect the resignation of Bank of America and Bank of America, N.A., acting through its Canada Branch, as an LC Issuer. If Bank of America or Bank of America, N.A., acting through its Canada Branch, resigns as an LC Issuer, it shall retain all the rights and obligations of the LC Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an LC Issuer and all LC Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.10(c)).

          (i)    Lost Notes.    Upon receipt of an affidavit reasonably satisfactory to US Borrower of an officer of any Lender as to the loss, theft, destruction or mutilation of its Note which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note, such Borrower will execute and deliver, in lieu thereof, a replacement Note in the principal amount of such Lender's then Commitment or if no Commitment is in effect, the outstanding principal amount owed to such Lender and otherwise of like tenor.

        Section 10.6.    Treatment of Certain Information; Confidentiality.    Each of the Agents, the Lenders and the LC Issuers (for itself and each of its Affiliates, and its and their Related Parties) agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and will agree to maintain such confidences), (b) to the extent requested or required by applicable laws or regulations or by any subpoena or similar legal process, (c) subject to this Section 10.6, to any other party hereto, (d) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or in connection with any Default or anticipated Default, the enforcement of rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to, and requested by, a Borrower and its obligations, (f) with the consent of the applicable Borrower, or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section, or becomes available to any Agent, any Lender, any LC Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

        For purposes of this Section, "Information" means all information received from any of the Borrowers or any Subsidiary relating to any of the Borrowers or any Subsidiary, or any Affiliate of any of them, or any of their respective businesses, other than any such information that is available to any Agent, any Lender or the LC Issuer on a nonconfidential basis prior to disclosure by any of the Borrowers or any Subsidiary, provided that, in the case of information received from any of the Borrowers or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

        Section 10.7.    Governing Law; Submission to Process.    EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH BORROWER HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST SUCH BORROWER WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS LENDER PARTIES MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, EACH BORROWER ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH BORROWER AGREES THAT

SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS. IN FURTHERANCE OF THE FOREGOING, EACH BORROWER HEREBY IRREVOCABLY DESIGNATES AND APPOINTS CORPORATION SERVICE COMPANY, 80 STATE STREET, ALBANY, NEW YORK 12207, AS AGENT OF SUCH BORROWER TO RECEIVE SERVICE OF ALL PROCESS BROUGHT AGAINST SUCH BORROWER WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN NEW YORK, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY SUCH BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO, IF PERMITTED BY LAW, BE SENT BY REGISTERED MAIL TO THE RELEVANT BORROWER AT ITS ADDRESS SET FORTH BELOW, BUT THE FAILURE OF SUCH BORROWER TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. EACH BORROWER SHALL FURNISH TO LENDER PARTIES A CONSENT OF CORPORATION SERVICE COMPANY AGREEING TO ACT HEREUNDER PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER PARTIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER PARTIES TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. IF FOR ANY REASON CORPORATION SERVICE COMPANY SHALL RESIGN OR OTHERWISE CEASE TO ACT AS ANY BORROWER'S AGENT, EACH BORROWER HEREBY IRREVOCABLY AGREES TO (A) IMMEDIATELY DESIGNATE AND APPOINT A NEW AGENT ACCEPTABLE TO ADMINISTRATIVE AGENT TO SERVE IN SUCH CAPACITY AND, IN SUCH EVENT, SUCH NEW AGENT SHALL BE DEEMED TO BE SUBSTITUTED FOR CORPORATION SERVICE COMPANY FOR ALL PURPOSES HEREOF AND (B) PROMPTLY DELIVER TO ADMINISTRATIVE AGENT THE WRITTEN CONSENT (IN FORM AND SUBSTANCE SATISFACTORY TO ADMINISTRATIVE AGENT) OF SUCH NEW AGENT AGREEING TO SERVE IN SUCH CAPACITY.

        Section 10.8.    Waiver of Judgment Interest Act (Alberta).    To the extent permitted by Law, the provisions of the Judgment Interest Act (Alberta) shall not apply to the Canadian Notes and the other Loan Documents and are hereby expressly waived by each Canadian Borrower.

        Section 10.9.    Deemed Reinvestment Not Applicable.    For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest shall not apply to any interest calculation under the Loan Documents, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

        Section 10.10.    Limitation on Interest.    Lender Parties, Restricted Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be contracted for, charged, or received by applicable Law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged, or received under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender Parties expressly disavow any intention to contract for, charge, or receive excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be contracted for, charged or received by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender's or holder's option, promptly returned to Borrower or other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender Parties and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully charge the maximum amount of interest permitted under applicable Law. In the event applicable Law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the "Texas Finance Code") as amended, to the extent that the Texas Finance Code is mandatorily applicable to any Lender, for that day, the ceiling shall be the "weekly ceiling" as defined in the Texas Finance Code, provided that if any applicable Law permits greater interest, the Law permitting the greatest interest shall apply. In no event shall Chapter 346 of the Texas Finance Code apply to this Agreement or any other Loan Document, or any transactions or loan arrangement provided or contemplated hereby or thereby. In no event shall the aggregate "interest" (as defined in section 347 of the Criminal Code (Canada)) payable under the Loan Documents exceed the maximum effective annual rate of interest on the "credit advanced" (as defined in that section) permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of Borrowers, Agents and Lenders and the amount of such excess payment or collection shall be refunded to the relevant Borrower. For purposes of the Canadian Notes, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term applicable thereto on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Canadian Administrative Agent shall be prima facie evidence, for the purposes of such determination.

        Section 10.11.    Right of Offset.    At any time and from time to time during the continuance of any Event of Default, each Lender is hereby authorized to offset against the Obligations then due and payable (without notice to any Restricted Person), (a) any and all moneys, securities or other property (and the proceeds therefrom) of such Restricted Person now or hereafter held or received by or in transit to any Lender from or for the account of such Restricted Person, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of such Restricted Person with any Lender, and (c) any other credits and claims of such Restricted Person at any time existing against any Lender, including claims under certificates of deposit.

        Section 10.12.    Termination; Limited Survival; Payments Set Aside.    In its sole and absolute discretion US Borrower may at any time that no Obligations are owing or outstanding elect in a written notice delivered to Administrative Agent to terminate this Agreement. Upon receipt by Administrative Agent of such a notice, if no Obligations are then owing or outstanding this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under

Sections 3.2 through 3.6, and any obligations which any Person may have to indemnify or compensate any Lender Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Administrative Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Administrative Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

        To the extent that any payment by or on behalf of any Borrower is made to any Agent, the LC Issuer or any Lender, or any Agent, the LC Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, the LC Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any debtor relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the LC Issuer severally agrees to pay to such Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by such Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the LC Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

        Section 10.13.    Severability.    If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

        Section 10.14.    Counterparts.    This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

        Section 10.15.    Waiver of Jury Trial.    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        Section 10.16.    USA PATRIOT Act Notice.    Each Lender that is subject to the Act (as hereinafter defined) and each Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law November 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or such Agent, as applicable, to identify such Borrower in accordance with the Act.

        IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

US BORROWER:	PLAINS ALL AMERICAN PIPELINE, L.P.
	By:	PLAINS AAP, L.P., its general partner
	By:	PLAINS ALL AMERICAN GP LLC, its general partner
	By:	/s/ Al Swanson Al Swanson, Vice President and Treasurer
CANADIAN BORROWERS:	PMC (NOVA SCOTIA) COMPANY
	By:	/s/ Al Swanson Al Swanson, Vice President and Treasurer
PLAINS MARKETING CANADA, L.P.
By: PMC (Nova Scotia) Company, its general partner
	By:	/s/ Al Swanson Al Swanson, Vice President and Treasurer
GUARANTOR:	PLAINS ALL AMERICAN PIPELINE, L.P.
	By:	PLAINS AAP, L.P., its general partner
	By:	PLAINS ALL AMERICAN GP LLC, its general partner
	By:	/s/ Al Swanson Al Swanson, Vice President and Treasurer
Address for Borrowers and Guarantors:	333 Clay Street, Suite 1600 Houston, Texas 77002 Attention: Al Swanson Telephone: (713) 646-4455 Fax: (713) 646-4564 Website: www.paalp.com

BANK OF AMERICA, N.A., Administrative Agent, LC Issuer and a Lender
By:	/s/ Terrence Ronan Terrence Ronan, Managing Director
BANK OF AMERICA, N.A., acting through its Canada Branch, as Canadian Administrative Agent, Canadian LC Issuer and a Canadian Lender
By:
Name: Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, Co-Syndication Agent and a Lender
By:
Name: Title:
CONGRESS FINANCIAL CORPORATION (CANADA), a Canadian Lender
By:
Name: Title:

BANK ONE, NA, Co-Syndication Agent and a Lender
By:
Name: Title:
BANK ONE, NA, CANADA BRANCH, a Canadian Lender
By:
Name: Title:

FORTIS CAPITAL CORP., Co-Documentation Agent and a Lender
By:
Name: Title:
By:
Name: Title:

CITIBANK, N.A., Co-Documentation Agent and a Lender
By:
Name: Title:
CITIBANK, N.A., Canadian branch, a Canadian Lender
By:
Name: Title:

BNP PARIBAS, Co-Documentation Agent and a Lender
By:
Name: Title:
By:
Name: Title:
BNP PARIBAS CANADA, a Canadian Lender
By:
Name: Title:
By:
Name: Title:

WELLS FARGO BANK, Managing Agent and a Lender
By:
Name: Title:

THE BANK OF NOVA SCOTIA, Managing Agent and a Lender
By:
Name: Title:
THE BANK OF NOVA SCOTIA, a Canadian Lender
By:
Name: Title:

U.S. BANK NATIONAL ASSOCIATION, Managing Agent and a Lender
By:
Name: Title:

SUNTRUST BANK, Managing Agent and a Lender
By:
Name: Title:

UBS LOAN FINANCE LLC, Managing Agent and a Lender
By:
Name: Title:
By:
Name: Title:
UBS AG CANADA BRANCH, a Canadian Lender
By:
Name: Title:
By:
Name: Title:

UFJ BANK LTD., NEW YORK BRANCH, a Lender
By:
Name: Title:

SUMITOMO MITSUI BANKING CORPORATION, a Lender
By:
Name: Title:
SUMITOMO MITSUI BANKING CORPORATION OF CANADA, a Lender
By:
Name: Title:

UNION BANK OF CALIFORNIA, N.A., a Lender
By:
Name: Title:

ROYAL BANK OF CANADA, a Lender
By:
Name: Title:

SOCIETE GENERALE, a Lender
By:
Name: Title:
By:
Name: Title:
SOCIETE GENERALE (CANADA)
By:
Name: Title:
By:
Name: Title:

HSBC BANK USA, NATIONAL ASSOCIATION a Lender
By:
Name: Title:
HSBC BANK USA, NATIONAL ASSOCIATION, TORONTO BRANCH, a Canadian Lender
By:
Name: Title:

DNB NOR BANK ASA, a Lender
By:
Name: Title:
By:
Name: Title:

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, a Lender
By:
Name: Title:
By:
Name: Title:

COMERICA BANK, a Lender
By:
Name: Title:
COMERICA BANK, CANADA BRANCH, a Lender
By:
Name: Title:

SOUTHWEST BANK OF TEXAS, N.A., a Lender
By:
Name: Title:

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  Exhibit 10.1
CREDIT AGREEMENT [US/Canada Facilities]
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